SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DIAMEDICA THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 18, 2022

The Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc., a corporation existing under the laws of British Columbia, will be held at our corporate offices located at Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, USA, beginning at 1:00 p.m., Central Daylight Savings Time, on Wednesday, May 18, 2022, for the following purposes:

1.

To receive the audited consolidated financial statements of DiaMedica Therapeutics Inc. for the financial year ended December 31, 2021 and accompanying report of the independent registered public accounting firm (for discussion only).

2.	To elect six persons to serve as directors until our next annual general meeting of shareholders or until their respective successors are elected and qualified (Voting Proposal One).
3.

To consider a proposal to appoint Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and to authorize the Board of Directors to fix our independent registered public accounting firm’s remuneration (Voting Proposal Two).

4.	To consider a proposal to approve the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (Voting Proposal Three).
5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only those shareholders of record at the close of business on March 22, 2022 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A shareholder list will be available at our corporate offices beginning April 5, 2022 during normal business hours for examination by any shareholder registered on our common share ledger as of the record date, March 22, 2022, for any purpose germane to the meeting.

By Order of the Board of Directors, Scott Kellen Corporate Secretary

April 5, 2022

Minneapolis, Minnesota

Important: Whether or not you expect to attend the meeting in person, please vote by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted. A prompt response is helpful and your cooperation is appreciated.

* As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual General Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at https://www.diamedica.com and filed with the SEC as additional proxy materials. If we hold the Annual General Meeting in person, we plan to follow social distancing, may limit non-shareholders attendance and will follow any other safety protocols if required in accordance with federal, state and local guidance.

TABLE OF CONTENTS

Page

PROXY STATEMENT SUMMARY	1

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING	5
Date, Time, Place and Purposes of Meeting	5
Who Can Vote	5
How You Can Vote	5
How Does the Board of Directors Recommend that You Vote	7
How You May Change Your Vote or Revoke Your Proxy	7
Quorum Requirement	7
Vote Required	7
Appointment of Proxyholders	8
Other Business	9
Procedures at the Meeting	9
Householding of Meeting Materials	9
Proxy Solicitation Costs	9

VOTING PROPOSAL ONE—ELECTION OF DIRECTORS	10
Board Size and Structure	10
Information about Current Directors and Board Nominees	10
Additional Information about Current Directors and Board Nominees	10
Penalties or Sanctions	13
Corporate Cease Trade Orders or Bankruptcies	14
Board Recommendation	14

VOTING PROPOSAL TWO—APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION TO FIX REMUNERATION	15
Appointment of Independent Registered Public Accounting Firm	15
Authorization to Board of Directors to Fix Remuneration	15
Audit, Audit-Related, Tax and Other Fees	15
Audit Committee Pre-Approval Policies and Procedures	16
Board Recommendation	16

VOTING PROPOSAL THREE— APPROVAL OF DIAMEDICA THERAPEUTICS INC. AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN	17
Background and Proposed Amendments	17
Reasons Why You Should Vote in Favor of the Amended 2019 Plan	17
Summary of Sound Governance Features of the Amended 2019 Plan	18
Background for Shares Authorized for Issuance	18
U.S. Federal Income Tax Information	26
New Plan Benefits	28
Board of Directors Recommendation	29

STOCK OWNERSHIP	30
Security Ownership of Significant Beneficial Owners	30
Security Ownership of Management	31

i

CORPORATE GOVERNANCE	33
Management by Board of Directors	33
Corporate Governance Guidelines	33
Board Leadership Structure	33
Director Independence	34
Board Committees	34
Audit Committee	35
Compensation Committee	37
Nominating and Corporate Governance Committee	38
Director Qualifications and the Nomination Process	39
Board Diversity Matrix	40
Board Diversity	40
Role of Board in Risk Oversight Process	41
Code of Business Conduct and Ethics	42
Board and Committee Meetings	42
Policy Regarding Director Attendance at Annual General Meetings of Shareholders	42
Complaint Procedures	42
Process Regarding Shareholder Communications with Board of Directors	42

DIRECTOR COMPENSATION	43
Non-Employee Director Compensation Program	43
Director Compensation Table	45
Indemnification	46

EXECUTIVE COMPENSATION	47
Executive Compensation Overview	47
Summary Compensation Table	54
Outstanding Equity Awards at Fiscal Year-End	55
Employee Benefit and Stock Plans	56
Anti-Hedging and Pledging Policy	56

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS	58
Introduction	58
Description of Related Party Transactions	58
Policies and Procedures for Related Party Transactions	59

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS	60

COPIES OF FISCAL 2021 ANNUAL REPORT AND ADDITIONAL INFORMATION	60

DiaMedica Therapeutics Inc. is sometimes referred to as “DiaMedica,” “we,” “our” or “us” in this proxy statement.

The Annual General Meeting of Shareholders to be held on May 18, 2022 is sometimes referred to as the “Annual General Meeting” or “meeting” in this proxy statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is sometimes referred to as our “Annual Report to Shareholders” or “2021 Annual Report” in this proxy statement.

Our voting common shares, no par value, are sometimes referred to as our “common shares” or “shares” in this proxy statement.

All dollar amounts in this proxy statement are expressed in United States currency unless otherwise noted.

ii

PROXY STATEMENT SUMMARY

This summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our Annual Report to Shareholders before voting.

2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME	Voting Item	Board’s Vote Recommendation	Page
Wednesday, May 18, 2022 1:00 p.m. (CDT)	Voting Proposal No. 1: Election of Directors	FOR	10
LOCATION* DiaMedica Therapeutics Inc. Two Carlson Parkway, Suite 260 Minneapolis, MN 55447	Voting Proposal No. 2: Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration	FOR	15
RECORD DATE Holders of record of our common shares at the close of business on March 22, 2022 are entitled to notice of, to attend, and to vote at the 2022 Annual General Meeting.	Voting Proposal No. 3: DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan	FOR	17

* As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual General Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at https://www.diamedica.com and filed with the SEC as additional proxy materials. If we hold the Annual General Meeting in person, we plan to follow social distancing, may limit non-shareholder attendance and will follow any other safety protocols if required in accordance with federal, state and local guidance.

INTERNET AVAILABILITY OF PROXY MATERIALS

Instead of mailing a printed copy of our proxy materials, including our Annual Report to Shareholders, to each shareholder of record, we have provided access to these materials in a fast and efficient manner via the Internet. We believe that this process expedites your receipt of our proxy materials, lowers the costs of our meeting and reduces the environmental impact of our meeting. On or about April 5, 2022, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 22, 2022 and post our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com). As more fully described in the Notice of Internet Availability of Proxy Materials, shareholders may choose to access our proxy materials at www.proxyvote.com or may request proxy materials in printed or electronic form. In addition, the Notice of Internet Availability of Proxy Materials and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you previously requested.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on May 18, 2022:
The Notice of Annual General Meeting of Shareholders and Proxy Statement and
Annual Report to Shareholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

2021 BUSINESS HIGHLIGHTS

Below are highlights of our recent and 2021 clinical, financial and other achievements.

Clinical – Acute Ischemic Stroke Well-Defined Pathway for Acute Ischemic Stroke (AIS)

The U.S. Food and Drug Administration (FDA) accepted our Investigational New Drug application for our pivotal ReMEDy2 Phase 2/3 trial of DM199 for AIS and subsequently accepted and concluded that we may proceed with the proposed clinical investigation using our amended protocol adding stroke recurrence as a second independent primary endpoint. We commenced the trial by beginning site initiations and dosing our first patient during 2021.

Fast Track Designation

The FDA granted Fast Track Designation to DM199 for the treatment of AIS where tissue plasminogen activator and/or mechanical thrombectomy are not indicated or medically appropriate. This provides opportunities to engage collaboratively with the FDA to further the clinical development and future regulatory review of DM199 for the treatment of AIS.

Clinical – Chronic Kidney Disease REDUX Phase 2 Trial Data Announced – Chronic Kidney Disease (CKD)

In June 2021, we announced interim results from our Phase 2 REDUX trial of DM199 in CKD and additional interim results in November 2021. In the IgA Nephropathy (IgAN) cohort, in addition to continuing to show statistically significant reductions (over 30% decrease) in albuminuria in participants with moderate to severe baseline albuminuria, the trial also demonstrated early signals of potential disease modification with the APRIL and IgA1 biomarkers decreasing 35% and 22%, respectively. In the African American cohort, participants were hypertensive with CKD and non-diabetic. Patients with moderate to severe baseline albuminuria saw an over 50% reduction in albuminuria and improvements in eGFR and blood pressure. Enrollment in REDUX has been completed and the Company is working to finalize the study data set, complete the statistical analysis and determine next steps.

Financial $30 Million Private Placement

In September 2021, we completed a $30 million private placement, resulting in net proceeds of $29.8 million, which strengthened our balance sheet and provided us with the resources to reach key clinical milestones in our ReMEDy2 trial.

Management Elected Two Industry Veterans to our Board

In July 2021, we announced the election of Amy Burroughs, President and CEO of Cleave Therapeutics, and Dr. Charles Semba, Chief Medical Officer of Eluminex Biosciences, to our Board. Ms. Burroughs and Dr Semba together have more than 40 years of industry experience.

Appointed Chief Medical Officer

In January 2022, we announced the appointment of Kirsten Gruis, M.D. as Chief Medical Officer. Dr. Gruis is a board-certified neurologist with 20 years of experience in both clinical medicine and drug development in large and small biopharmaceutical companies. Her experience will be critical to our company as we advance our ReMEDy2 trial.

Appointed Chief Commercial Officer

In February 2022, we announced the appointment of Dominic Cundari as Chief Commercial Officer. Mr. Cundari has spent over 30 years launching innovative products and building and managing commercial organizations in multiple therapeutic areas. His experience will be critical to our planning for potential partnerships and commercialization of DM199.

CORPORATE GOVERNANCE HIGHLIGHTS

✔ Annual election of directors	✔ Regular executive sessions
✔ Majority of independent directors	✔ No conflicts of interest
✔ Independent Board Chairman	✔ Access to independent advisors
✔ Three fully independent Board committees	✔ Independent compensation consultant
✔ Corporate governance guidelines	✔ No guaranteed bonuses
✔ Annual review of governance documents	✔ No perquisites

BOARD OF DIRECTORS NOMINEES

Below are the director nominees for election by shareholders at the 2022 Annual General Meeting of Shareholders for a one-year term. All director nominees listed below served during the fiscal year ended December 31, 2021.

Director	Age	Serving Since	Independent
Amy Burroughs	51	2021	Yes
Michael Giuffre, M.D.	66	2010	Yes
James Parsons	56	2015	Yes
Rick Pauls	50	2005	No
Richard Pilnik	64	2009	Yes
Charles Semba, M.D.	62	2021	Yes

The Board of Directors recommends a vote “FOR” each of these six nominees.

BOARD COMMITTEE COMPOSITION

The Board of Directors maintains a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Below are our current directors and their Board committee memberships.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent Director (Y/N)
Amy Burroughs	●		●	Y
Michael Giuffre, M.D.		Chair	●	Y
James Parsons	Chair	●		Y
Rick Pauls				N
Richard Pilnik	●		Chair	Y
Charles Semba, M.D.	●	●		Y

KEY QUALIFICATIONS

The following are some key qualifications, skills, and experiences of our Board of Directors.

● Leadership/Management	● Financial Expertise	● Business Development Experience
● Prior Board Experience	● Regulatory Expertise	● Biopharmaceutical Industry Expertise

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our shareholders.

What We Do:	What We Don’t Do:
● Emphasize pay for performance	● No guaranteed salary increases or bonuses
● Structure our executive compensation so a significant portion of pay is at risk	● No repricing of stock options unless approved by shareholders
● Structure our executive compensation so a significant portion is paid in equity	● No pledging or hedging of DiaMedica securities
● Maintain competitive pay packages	● No perquisites

HOW WE PAY

Our executive compensation program consists of the following principal elements which are described in more detail below under “Executive Compensation—Executive Compensation Overview—Elements of Our Executive Compensation Program”:

●	Base salary – a fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.
●	Short-term incentive – a variable, short-term element that is payable in cash and is based on annual corporate performance objectives and individual performance objectives.
●	Long-term incentive – a variable, long-term element that is provided in stock options.

2021 EXECUTIVE COMPENSATION ACTIONS

2021 compensation actions and incentive plan outcomes based on performance are summarized below:

Element	Key 2021 Actions
Base Salary	Our CEO received a base salary increase of 10%, and our other named executive officers received base salary increases of 7% to move toward our target positioning in our peer group.
Short-Term Incentive

We increased our CFO’s and Senior Vice President of Clinical Operations’ target incentive percentages under our short-term incentive plan to 40% and 35% of their base salaries, respectively, in order to align STI compensation to our target positioning in our peer group.

Long-Term Incentive

Our named executive officers received stock option awards, which vest quarterly over four years. Later in 2021, we changed our employee option vesting to 25% on the one-year anniversary of the grant date and the remaining 75% vesting in 36 equal monthly amounts beginning one month after the one-year anniversary.

Other Compensation	No changes were made to other components of our executive compensation program.

Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 18, 2022

The Board of Directors of DiaMedica Therapeutics Inc. is soliciting your proxy for use at the 2022 Annual General Meeting of Shareholders to be held on Wednesday, May 18, 2022. The Board of Directors expects to make available to our shareholders beginning on or about April 5, 2022 the Notice of Annual General Meeting of Shareholders, this proxy statement and a form of proxy on the Internet or have these materials sent to shareholders of DiaMedica upon their request.

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Date, Time, Place and Purposes of Meeting

The Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc. will be held on Wednesday, May 18, 2022, at 1:00 p.m., Central Daylight Savings Time, at our corporate offices located at Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, USA, for the purposes set forth in the Notice of Annual General Meeting of Shareholders.

As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual General Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at https://www.diamedica.com and filed with the Securities and Exchange Commission (SEC) as additional proxy materials. If we hold the Annual General Meeting in person, we plan to follow social distancing, may limit non-shareholder attendance and will follow any other safety protocols if required in accordance with federal, state and local guidance.

Who Can Vote

Shareholders of record at the close of business on March 22, 2022 will be entitled to notice of and to vote at the Annual General Meeting or any adjournment thereof. As of that date, there were 26,443,067 common shares outstanding. Each common share is entitled to one vote on each matter to be voted on at the Annual General Meeting. Shareholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

If you are a registered shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

●

Vote by Internet, by going to the website address http://www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

●	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Daylight Savings Time (10:59 p.m., Central Daylight Savings Time), on May 17, 2022, the day before the meeting. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker or other nominee provided to you for more information on your options for voting.

If you return your signed proxy card or use Internet or telephone voting before the meeting, the named proxies will vote your shares as you direct. You have multiple choices on each matter to be voted on as follows:

For Voting Proposal One—Election of Directors, you may:

●	Vote FOR all six nominees for director or

●	WITHHOLD your vote from one or more of the six nominees for director.

For Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration, you may:

●	Vote FOR the proposal,

●	WITHHOLD your vote from the proposal or

●	ABSTAIN from voting on the proposal.

For Voting Proposal Three—Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan, you may:

●	Vote FOR the proposal,

●	WITHHOLD your vote from the proposal or

●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all six of the nominees for election to the Board of Directors in Voting Proposal One—Election of Directors, FOR Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration, and FOR Voting Proposal Three—Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan.

How Does the Board of Directors Recommend that You Vote

The Board of Directors unanimously recommends that you vote:

●	FOR all six of the nominees for election to the Board of Directors in Voting Proposal One—Election of Directors;

●	FOR Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration; and

●	FOR Voting Proposal Three—Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan.

How You May Change Your Vote or Revoke Your Proxy

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted at the Annual General Meeting of Shareholders by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending written notice of your revocation to our Corporate Secretary; or

●	Attending the meeting and voting by ballot.

Quorum Requirement

The quorum for the transaction of business at the meeting is any number of shareholders who, in the aggregate, hold at least 33 and 1/3% of our issued common shares entitled to be voted at the meeting or 8,814,356 common shares. In general, our common shares represented by proxies marked “For,” “Abstain” or “Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters.

Voting Proposal One—Election of Directors is not a “routine” matter. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on this proposal. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be “votes cast” at the meeting and will not be counted as having been voted on the proposal.

Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration is a “routine” matter and, as such, your broker is permitted to exercise its discretion to vote your shares for or withhold your vote from the proposal in the absence of your instruction.

Voting Proposal Three—Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan is not a “routine” matter. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on this proposal. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be “votes cast” at the meeting and will not be counted as having been voted on the proposal.

The table below indicates the vote required for each voting proposal and the effect of any votes withheld, abstentions and broker non-votes.

Voting Proposal	Votes Required	Effect of Votes Withheld	Effect of Abstentions	Effect of Broker Non- Votes
Voting Proposal One: Election of Directors	Affirmative vote of a majority of votes cast on the voting proposal.	Votes withheld will have no effect.	Abstentions will have no effect.	Broker non-votes will have no effect.

Voting Proposal Two: Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration	Affirmative vote of a majority of votes cast on the voting proposal.	Votes withheld will have no effect.	Abstentions will have no effect.	We do not expect any broker non-votes on this proposal.

Voting Proposal Three: Approval of DiaMedica Therapeutics Amended and Restated 2019 Omnibus Incentive Plan	Affirmative vote of a majority of votes cast on the voting proposal.	Votes withheld will have no effect.	Abstentions will have no effect.	Broker non-votes will have no effect.

Appointment of Proxyholders

The persons named in the accompanying proxy card are officers of DiaMedica.

A shareholder has the right to appoint a person or company to attend and act for the shareholder and on that shareholder’s behalf at the meeting other than the persons designated in the enclosed proxy card. A shareholder wishing to exercise this right should strike out the names now designated in the enclosed proxy card and insert the name of the desired person or company in the blank space provided. The desired person need not be a shareholder of DiaMedica.

Only a registered shareholder at the close of business on March 22, 2022 will be entitled to vote, or grant proxies to vote, his, her or its common shares, as applicable, at the meeting.

If your common shares are registered in your name, then you are a registered shareholder. However, if, like most shareholders, you keep your common shares in a brokerage account, then you are a beneficial shareholder. The process for voting is different for registered shareholders and beneficial shareholders. Registered shareholders and beneficial shareholders should carefully read the instructions herein if they wish to vote their common shares at the meeting.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the meeting, except those described in this proxy statement. However, if any other matters should properly come before the meeting, the persons named on the proxy card will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Procedures at the Meeting

The presiding officer at the meeting will determine how business at the meeting will be conducted. Only matters brought before the meeting in accordance with our Articles will be considered. Only a natural person present at the meeting who is either one of our shareholders, or is acting on behalf of one of our shareholders, may make a motion or second a motion. A person acting on behalf of a shareholder must present a written statement executed by the shareholder or the duly-authorized representative of the shareholder on whose behalf the person purports to act.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability of Proxy Materials. This means that only one copy of this proxy statement, our Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials may have been sent to each household even though multiple shareholders are present in the household, unless contrary instructions have been received. We will promptly deliver a separate copy of any of these documents to any shareholder upon written or oral request to Corporate Secretary, DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, telephone: (763) 312‑6755. Any shareholder who wants to receive separate copies of this proxy statement, our Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee record holder, or the shareholder may contact us at the above address and telephone number.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly, electronic availability and mailing of proxies and soliciting material, as well as the cost of making available or forwarding this material to the beneficial owners of our common shares will be borne by DiaMedica. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in making available or forwarding solicitation materials to the beneficial owners of our common shares.

VOTING PROPOSAL ONE—ELECTION OF DIRECTORS

Board Size and Structure

Our Articles provide that the Board of Directors will consist of at least three members. The Board of Directors has fixed the number of directors at six. The Board of Directors currently consists of six directors.

Information about Current Directors and Board Nominees

The Board of Directors has nominated the following six individuals to serve as our directors until the next annual general meeting of shareholders or until their respective successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

The following table sets forth as of March 22, 2022 the name, age and position of each current director and each individual who has been nominated by the Board of Directors to serve as a director of our company:

Name	Age	Position
Amy Burroughs(1)(2)(4)	51	Director
Michael Giuffre, M.D.(1)(3)(4)	66	Director
James Parsons(1)(2)(3)	56	Director
Rick Pauls	50	President and Chief Executive Officer, Director
Richard Pilnik(1)(2)(4)	65	Chairman of the Board
Charles Semba, M.D.(1)(2)(3)	62	Director

(1)	Independent Director
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Corporate Governance Committee

The principal occupations and recent employment history of each of our directors are set forth below.

Additional Information about Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our shareholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Amy Burroughs has served as a member of the Board of Directors since July 2021. Ms. Burroughs has over 25 years of experience in drug development and commercial planning for specialty biopharmaceuticals. Since April 2019, Ms. Burroughs has served as Director, President and Chief Executive Officer of Cleave Therapeutics, Inc., a biopharmaceutical company focused on valosin-containing protein as a novel target in oncology and neurodegenerative diseases. From December 2017 to March 2019, Ms. Burroughs served as Executive in Residence at 5AM Ventures, a leading venture capital firm focused on building next-generation life science companies, and from March 2018 to April 2019, Ms. Burroughs served as Senior Advisor to Crinetics Pharmaceuticals, a 5AM portfolio company focused on the development of therapies for people with rare endocrine diseases. From May 2015 to December 2017, Ms. Burroughs served as founder and managing partner of The Ventral Group, a strategic life sciences consulting and investor advisory firm which worked with a variety of companies in the pharmaceutical and healthcare industries. Roles earlier in Ms. Burroughs’ career included leadership development, talent and governance at Egon Zehnder International, chief commercial officer and head of business development for APT Pharmaceuticals, commercial leadership roles at Genentech and brand management at Procter & Gamble. Ms. Burroughs holds a Bachelor of Arts in Computer Science and a minor in Economics from Dartmouth College and an MBA from Harvard Business School where she graduated as a Baker Scholar. Ms. Burroughs is currently a resident of Oregon, USA.

We believe that Ms. Burroughs’s experience in the pharmaceutical and healthcare industries, particularly in drug development and commercial planning for specialty biopharmaceuticals, enable her to make valuable contributions to the Board of Directors.

Michael Giuffre, M.D. has served as a member of the Board of Directors since August 2010. Since July 2009, Dr. Giuffre has served as a Clinical Professor of Cardiac Sciences and Pediatrics at the University of Calgary and has had an extensive portfolio of clinical practice, cardiovascular research and university teaching. Dr. Giuffre is actively involved in health care delivery, medical leadership and in the biotechnology business sector. From 2012 to October 2019, Dr. Giuffre served as Chief Scientific Officer and President of FoodChek Laboratory, a global developer and provider of proprietary rapid and accurate food safety tests for the detection of foodborne and environmental pathogens and other microorganisms, and also as a member of the board of directors of FoodChek Systems Inc. From November 2017 to October 2019, he served as FoodChek Systems Inc.’s Chairman of the Board. Dr. Giuffre previously served on the board of directors of the Canadian Medical Association (CMA), Unicef Canada, the Alberta Medical Association (AMA), Can-Cal Resources Ltd, Vacci-Test Corporation, IC2E International Inc., MedMira Inc. and Brightsquid Dental, Inc. Dr. Giuffre has received a Certified and Registered Appointment and a Distinguished Fellow appointment by the American Academy of Cardiology. In 2005, he was awarded Physician of the Year by the Calgary Medical Society and in 2017 was "Mentor of the Year" for the Royal College of Physicians and Surgeons of Canada. Dr. Giuffre was also a former President of the AMA and the Calgary and Area Physicians Association and also a past representative to the board of the Calgary Health Region. Dr. Giuffre holds a Bachelor of Science in cellular and microbial biology, a Ph.D. candidacy in molecular virology, an M.D. and an M.B.A. He is Canadian Royal College board certified FRCPS in specialties that include Pediatrics and Pediatric Cardiology and has a subspecialty in Pediatric Cardiac Electrophysiology. Dr. Giuffre is currently a member of the board of directors of Avenue Living (AL) Asset Management, a private real estate company in Alberta, Canada and its affiliates, AL Real Estate Opportunity Trust and AgriSelect Trust. Dr. Giuffre is currently a resident of Alberta, Canada.

We believe that Dr. Giuffre’s medical experience, including as a practicing physician and professor, enable him to make valuable contributions to the Board of Directors.

James Parsons has served as a member of the Board of Directors since October 2015. Previously, Mr. Parsons served as our Vice President of Finance from October 2010 until May 2014. Mr. Parsons served as Chief Financial Officer and Corporate Secretary of Trillium Therapeutics Inc., a Nasdaq-listed immuno-oncology company, from August 2011 until its acquisition by Pfizer in November 2021, at which time he became employed by Pfizer Canada ULC until March 2022. Mr. Parsons serves as a member of the board of directors and audit committee chair of Sernova Corp., which is listed on the TSX Venture Exchange. Mr. Parsons has been a Chief Financial Officer in the life sciences industry since 2000 with experience in therapeutics, diagnostics and devices. Mr. Parsons has a Master of Accounting degree from the University of Waterloo and is a Chartered Professional Accountant and Chartered Accountant. Mr. Parsons is a resident of Ontario, Canada.

We believe that Mr. Parsons’ financial experience, including his history and knowledge of our company, enable him to make valuable contributions to the Board of Directors.

Rick Pauls was appointed our President and Chief Executive Officer in January 2010. Mr. Pauls has served as a member of the Board of Directors since April 2005 and the Chairman of the Board from April 2008 to July 2014. Prior to joining DiaMedica, Mr. Pauls was the Co-Founder and Managing Director of CentreStone Ventures Inc., a life sciences venture capital fund, from February 2002 until January 2010. Mr. Pauls was an analyst for Centara Corporation, another early stage venture capital fund, from January 2000 until January 2002. From June 1997 until November 1999, Mr. Pauls worked for General Motors Acceptation Corporation specializing in asset-backed securitization and structured finance. Mr. Pauls previously served as an independent member of the board of directors of LED Medical Diagnostics, Inc. Mr. Pauls received his Bachelor of Arts in Economics from the University of Manitoba and his MBA in Finance from the University of North Dakota. Mr. Pauls is a resident of Minnesota, USA.

We believe that Mr. Pauls’ experience in the biopharmaceutical industry as an executive and investor and his extensive knowledge of all aspects of our company, business, industry, and day-to-day operations as a result of his role as our President and Chief Executive Officer enable him to make valuable contributions to the Board of Directors. In addition, as a result of his role as President and Chief Executive Officer, Mr. Pauls provides unique insight into our future strategies, opportunities and challenges, and serves as the unifying element between the leadership and strategic direction provided by the Board of Directors and the implementation of our business strategies by management.

Richard Pilnik has served as a member of the Board of Directors since May 2009. Mr. Pilnik has served as our Chairman of the Board since July 2014. Mr. Pilnik has served as the President and member of the board of directors of Vigor Medical Services, Inc., a medical device company, since May 2017. From December 2015 to November 2017, he served as a member of the board of directors of Chiltern International Limited, a private leading mid-tier Clinical Research Organization, and was Chairman of the Board from April 2016 to November 2017. Mr. Pilnik has a 30-year career in healthcare at Eli Lilly and Company, a pharmaceutical company, and Quintiles Transnational Corp., a global pioneer in pharmaceutical services. From April 2009 to June 2014, he served as Executive Vice President and President of Quintiles Commercial Solutions, an outsourcing business to over 70 pharma and biotech companies. Prior to that, he spent 25 years at Eli Lilly and Company where he held several leadership positions, most recently as Group Vice President and Chief Marketing Officer from May 2006 to July 2008. He was directly responsible for commercial strategy, market research, new product planning and the medical marketing interaction. From December 2000 to May 2006, Mr. Pilnik served as President of Eli Lilly Europe, Middle East and Africa and the Commonwealth of Independent States, a regional organization of former Soviet Republics, and oversaw 50 countries and positioned Eli Lilly as the fastest growing pharmaceutical company in the region. Mr. Pilnik also held several marketing and sales management positions in the United States, Europe and Latin America. Mr. Pilnik currently serves on the board of directors of WCG-Copernicus, a privately-held clinical services company, Vigor Medical Systems, Inc., a privately-held medical device company, NuSirt, a privately-held, early-stage biopharma company, and BIAL Farma, a privately-held Portuguese pharmaceutical company. Mr. Pilnik is an Emeritus Board Member of Duke University Fuqua School of Business. Mr. Pilnik previously served on the board of directors of Elan Pharmaceuticals, Chiltern International, the largest mid-size Clinical Research Organization, and Certara, L.P., a private biotech company focused on drug development modeling and biosimulation. Mr. Pilnik holds a Bachelor of Arts in Economics from Duke University and an MBA from the Kellogg School of Management at Northwestern University. Mr. Pilnik is a resident of Florida, USA.

We believe that Mr. Pilnik’s deep experience in the industry and his history and knowledge of our company enable him to make valuable contributions to the Board of Directors.

Charles Semba, M.D. has served as a member of the Board of Directors since July 2021. Dr. Semba has over 20 years of drug-development experience in public and venture-funded biotechnology companies. Since June 2020, Dr. Semba has served as the Chief Medical Officer of Eluminex Biosciences, an ophthalmology-focused biotechnology company. From June 2016 to March 2020, Dr. Semba served as the Chief Medical Officer of Graybug Vision, Inc., a clinical-stage biopharmaceutical company focused on developing transformative medicines for the treatment of chronic diseases of the retina and optic nerve, and from June 2014 to June 2016, Dr. Semba served as the Chief Medical Officer of ForSight VISION5 (acquired by Allergan), a company focused on developing non-invasive products that replace eye drops and provide sustained therapy for major eye diseases, including glaucoma, dry eye, and allergy. Prior to his work at ForSight VISION5, Dr. Semba held senior positions at biopharmaceutical companies including Genentech (a Roche company) and Shire (acquired by Takeda). Additionally, since 1992, Dr. Semba has served as an adjunct professor of vascular and interventional radiology at the Stanford University School of Medicine. Dr. Semba holds a Bachelor of Arts in Chemistry from Carleton College and an M.D. from the University of Minnesota Medical School and is a recognized expert in endovascular therapy, thrombolysis, mechanical thrombectomy, and endovascular surgery. Dr. Semba is currently a resident of California, USA.

We believe that Dr. Semba’s experience in the biotechnology and biopharmaceutical industries, particularly in drug development and clinical-stage companies, enable him to make valuable contributions to the Board of Directors.

Penalties or Sanctions

To the knowledge of the Board of Directors and our management, none of our directors as of the date of this proxy statement is or has been subject to:

●

any penalties or sanctions imposed by a court relating to a securities legislation or by a securities regulatory authority or has entered in a settlement agreement with a securities regulatory authority; or

●	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a director nominee.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Board of Directors and our management, none of our directors or director nominees as of the date of this proxy statement is or has been, within 10 years before the date of this proxy statement, a director, chief executive officer or chief financial officer of any company (including DiaMedica) that, while that person was acting in that capacity:

●	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

●

was subject to an event that resulted, after the director, chief executive officer or chief financial officer ceased to be a director, chief executive officer, or chief financial officer, in DiaMedica being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

●

within a year after the director, chief executive officer, or chief financial officer ceased to be a director, chief executive officer or chief financial officer of DiaMedica, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets or the assets of the proposed director.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all of the six nominees named above.

The Board of Directors Recommends a Vote FOR Each Nominee for Director

VOTING PROPOSAL TWO—APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION TO FIX REMUNERATION

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors appoints our independent registered public accounting firm and fixes its remuneration. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current independent registered public accounting firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; its capabilities relative to our business; and its knowledge of our operations. Upon consideration of these and other factors, the Audit Committee has appointed Baker Tilly US, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Baker Tilly US, LLP was first appointed as our auditor on April 27, 2018.

Representatives of Baker Tilly US, LLP will be present at the meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Authorization to Board of Directors to Fix Remuneration

The approval of this proposal also constitutes authorization to the Board of Directors to fix the remuneration of Baker Tilly US, LLP as our independent registered public accounting firm.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us by Baker Tilly US, LLP for the fiscal years ended December 31, 2021 and December 31, 2020.

	Aggregate Amount Billed by Baker Tilly US, LLP
	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$119,112	$111,500
Audit-Related Fees(2)	7,000	73,500
Tax Fees	—	—
All Other Fees	—	—
Total	$126,112	$185,000

(1)

These fees consisted of the audit of our annual consolidated financial statements for fiscal 2021 and 2020, review of quarterly condensed consolidated financial statements and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)

These fees consisted of the review of our registration statements on Form S-3 in 2021 and registration statement on Form S-3 in 2020 and related services normally provided in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures

All services rendered by Baker Tilly US, LLP to DiaMedica were permissible under applicable laws and regulations and all services provided to DiaMedica, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit Committee. The Audit Committee’s formal written charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services, including fees for such services, and permits the Audit Committee to establish pre-approval policies and procedures. While the Audit Committee has not adopted any formal pre-approval policies and procedures, it has delegated to the Audit Committee Chair the authority to pre-approve certain services up to $25,000.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and authorization to the Board of Directors to fix the remuneration of our independent registered public accounting firm.

The Board of Directors Recommends a Vote FOR Voting Proposal Two

VOTING PROPOSAL THREE— APPROVAL OF DIAMEDICA THERAPEUTICS INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN

Background and Proposed Amendments

On March 10, 2022, the Board of Directors, upon recommendation of the Compensation Committee, adopted, subject to approval by our shareholders, the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (Amended 2019 Plan). The Amended 2019 Plan incorporates an amendment to the number of common shares available for issuance under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (2019 Plan) by an additional 2,000,000 common shares. Our continuing ability to offer equity incentive awards under the plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive markets for employee talent in which we operate.

In addition, the Amended 2019 Plan incorporates a more stringent limit on non-employee director compensation. Instead of imposing a limit on the number of common shares subject to non-employee director awards during any one calendar year, the Amended 2019 Plan will impose a dollar limit on total non-employee director compensation per director per calendar year.

The Amended 2019 Plan also reflects DiaMedica’s continuance out of the Canadian federal jurisdiction under the Canada Business Corporations Act and into British Columbia under British Columbia’s Business Corporations Act, which was previously approved by our shareholders at our 2019 Annual General and Special Meeting of Shareholders.

If our shareholders approve the Amended 2019 Plan, the Amended 2019 Plan will become effective as of the date of shareholder approval. If our shareholders do not approve the Amended 2019 Plan, the 2019 Plan, as currently in effect, will remain in effect until it terminates in accordance with its terms.

Reasons Why You Should Vote in Favor of the Amended 2019 Plan

The Board recommends a vote “FOR” approval of the Amended 2019 Plan because the Board believes the proposed Amended 2019 Plan is in the best interests of DiaMedica and our shareholders for the following reasons:

●

Attracts and retains talent. Talented, motivated and effective employees, non-employee directors and consultants are essential to executing our business strategies. Stock-based compensation and short-term incentive compensation payable in cash have been an important component of total compensation for our executive officers and key employees for years because such compensation enables us to effectively recruit and retain qualified individuals while encouraging them to think and act like owners of DiaMedica. If our shareholders approve the Amended 2019 plan, we believe we will maintain our ability to offer competitive compensation packages to both attract new talent and retain our best performers.

●

Consistent with our pay-for-performance compensation philosophy to increase shareholder value. We believe that stock-based compensation, by its very nature, is performance-based compensation. Over time, the most significant component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of business results. We use incentive compensation both to reinforce desired business results for our key employees and to motivate them to achieve those results.

●

Aligns director, employee and shareholder interests. We currently provide long-term incentives in the form of stock options to eligible employees, our non-employee directors, and consultants. Additionally, we provide our non-employee directors the opportunity to elect to receive deferred stock units (DSUs) or restricted stock units (RSUs) in lieu of up to 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairman and chair or member of any board committee. We believe our stock-based compensation programs and our short-term incentives payable in cash help align the interests of our non-employee directors and employees with those of our shareholders.

●

Protects shareholder interests and embraces sound equity-based compensation practices. As described in more detail below under the heading “—Summary of Sound Governance Features of the Amended 2019 Plan,” the Amended 2019 plan includes a number of features that are consistent with protecting the interests of our shareholders and sound corporate governance practices.

Summary of Sound Governance Features of the Amended 2019 Plan

The Board and Compensation Committee believe that the Amended 2019 Plan contains several features that are consistent with protecting the interests of our shareholders and sound corporate governance practices, including the following:

✔ No automatic share replenishment or “evergreen” provision	✔ No re-pricing of “underwater” stock options or SARs without shareholder approval
✔ Will not be excessively dilutive to our shareholders	✔ No discounted stock options or SARs
✔ Limit on non-employee director awards	✔ No tax gross-ups
✔ No reload stock options or SARs	✔ “Clawback” provisions
✔ No liberal share counting or “recycling” of shares from exercised stock options, SARs, or other stock-based awards	✔ No dividends on stock options and unvested awards

Background for Shares Authorized for Issuance

If the Amended 2019 Plan is approved, the maximum number of common shares available for issuance under the Amended 2019 Plan will be equal to 4,000,000 common shares. As of March 22, 2022, 1,483,571 common shares were subject to outstanding awards under the 2019 Plan and 493,096 common shares remained available for issuance under the 2019 Plan.

In determining the number of common shares by which to increase the Amended 2019 Plan, the Board and Compensation Committee considered a number of factors, which are discussed further below, including:

●	Shares remaining available under the 2019 Plan, total outstanding equity-based awards and how long the remaining available shares are expected to last;

●	Historical and anticipated equity award granting practices, including our three-year average share usage (commonly referred to as “burn rate”); and

●	Potential dilution and overhang.

Shares Available and Outstanding Equity Awards

While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. In setting the number of common shares available for issuance under the Amended 2019 Plan, the Board and Compensation Committee considered shares remaining available under the 2019 Plan, total outstanding equity awards, and how long the remaining shares available under the 2019 Plan are expected to last. To facilitate approval of the Amended 2019 Plan, set forth below is information about our common shares that may be issued under our equity compensation plans as of March 22, 2022.

As of March 22, 2022, we had 26,443,067 common shares issued and outstanding. The market value of one common share on March 22, 2022, as determined by reference to the closing price as reported on the Nasdaq Global Select Market, was $2.98.

As described in more detail in the table below, as of March 22, 2022:

●

493,096 shares remained available for issuance under the 2019 Plan, 675,000 shares remained available for issuance under the DiaMedica Therapeutics Inc. 2021 Employment Inducement Incentive Plan (Inducement Plan) and no shares remained available for future grant under the DiaMedica Therapeutics Inc. Amended and Restated Stock Option Plan (Prior Plan);

●	Stock options to purchase 1,366,502 common shares and DSUs covering 117,069 common shares were outstanding under the 2019 Plan;

●	Stock options to purchase 325,000 common shares were outstanding under the Inducement Plan; and

●	Stock options to purchase 467,910 common shares and DSUs covering 17,333 common shares were outstanding under the Prior Plan.

Historical Equity Award Granting Practices

In setting the number of common shares authorized for issuance under the Amended 2019 Plan, the Board and Compensation Committee also considered the historical number of equity awards granted under the 2019 Plan and other equity compensation plans in the past three full fiscal years. The following table sets forth information regarding awards granted and earned and the annual burn rate for each of the last three fiscal years.

	2021	2020	2019
Stock options granted	638,008	302,332	725,825
DSUs granted	24,272	26,054	0
Weighted average common shares outstanding during fiscal year	20,773,399	15,680,320	11,987,696
Burn rate	3.2%	2.1%	6.1%

The Board and Compensation Committee also considered our three-year average burn rate (2019 to 2021) of approximately 3.8%, which is lower than the industry thresholds established by certain major proxy advisory firms. Based on historical and anticipated granting practices and the recent trading price of our common shares, we expect the additional shares authorized for issuance by the Amended 2019 Plan to cover awards for approximately three years. However, we cannot predict our future equity grant practices, the future price of our shares, or future hiring activity with any degree of certainty at this time, and the share increase provided by the Amended 2019 Plan could last for a shorter or longer period of time.

Potential Dilution and Overhang

In setting the number of common shares authorized for issuance under the Amended 2019 Plan, the Board and Compensation Committee also considered the potential dilution and overhang that would result by approval of the Amended 2019 Plan, including the policies of certain institutional investors and major proxy advisory firms. Potential dilution and overhang is as set forth in the table below, as of March 22, 2022, assuming the Amended 2019 Plan is approved.

Assuming Approval of Amended 2019 Plan
Options Outstanding as of March 22, 2022	2,159,412
Weighted Average Exercise Price of Options Outstanding	$5.14
Weighted Average Remaining Term of Options Outstanding	7.6 years
DSUs Outstanding as of March 22, 2022	134,402
Total Equity Awards Outstanding	2,293,814
Common Shares Outstanding as of March 22, 2022	26,443,067
Potential Dilution as of March 22, 2022	8.7%
Shares Available for Future Grant Under:
Amended 2019 Plan	2,493,096
DiaMedica 2021 Employment Inducement Incentive Plan	675,000
Overhang, as a percentage of Common Shares Outstanding as of March 22, 2022	20.7%

Summary of the Amended 2019 Plan Features

The major features of the Amended 2019 Plan are summarized below. The Amended 2019 Plan is substantially similar to the 2019 Plan except for the amendments as previously described. The summary is qualified in its entirety by reference to the full text of the Amended 2019 Plan, a copy of which may be obtained upon request to our Corporate Secretary at Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, or by telephone at (763) 312‑6755. A copy of the Amended 2019 Plan has also been filed electronically with the SEC as Appendix A to this proxy statement and is available through the SEC’s website at www.sec.gov.

Purpose

The purpose of the Amended 2019 Plan is to advance the interests of DiaMedica and our shareholders by enabling DiaMedica and our subsidiaries to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of DiaMedica and increases in shareholder value. As such, the Amended 2019 Plan provides opportunities for equity participation that align the interests of recipients with those of our shareholders.

Plan Administration

The Amended 2019 Plan will be administered by the Board of Directors or if the Board of Directors so delegates, the Compensation Committee of the Board or a subcommittee thereof, or any other committee delegated authority by the Board of Directors to administer the Amended 2019 Plan. We expect both the Board of Directors and the Compensation Committee of the Board to administer the Amended 2019 Plan. The Board of Directors or the committee administering the Amended 2019 Plan is referred to as the “Committee.”  The Committee may be comprised solely of directors designated by the Board of Directors who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and (b) “independent directors” within the meaning of the rules of the Nasdaq Stock Market (or other applicable exchange or market on which our common shares may be traded or quoted. Subject to certain limitations, the Committee will have broad authority under the terms of the Amended 2019 Plan to take certain actions under the plan.

Delegation

To the extent permitted by applicable law, the Board of Directors may delegate to one or more of its members or to one or more officers of DiaMedica such administrative duties or powers, as it may deem advisable. The Board of Directors may authorize one or more directors or officers of DiaMedica to designate employees, other than officers, non-employee directors, or 10% shareholders of DiaMedica, to receive awards under the plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing

The Board of Directors may not, without prior approval of our shareholders, effect any re-pricing of any previously granted “underwater” option or SAR, including re-pricing effected by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the Amended 2019 Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of the common shares is less than the exercise price of the option or the grant price of the SAR.

Shares Authorized

Subject to adjustment (as described below), the maximum number of our common shares authorized for issuance under the Amended 2019 Plan is 4,000,000 shares. No more than 2,000,000 common shares may be granted as incentive stock options.

Shares that are issued under the Amended 2019 Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares remaining available for issuance under the Amended 2019 Plan only to the extent they are used; provided, however, that the full number of shares subject to a stock-settled SAR or other stock-based award will be counted against the shares authorized for issuance under the Amended 2019 Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any shares withheld to satisfy tax withholding obligations on awards issued under the Amended 2019 Plan, any shares withheld to pay the exercise price or grant price of awards under the Amended 2019 Plan, and any shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will be counted against the shares authorized for issuance under the Amended 2019 Plan and will not be available again for grant under the Amended 2019 Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the Amended 2019 Plan. Any shares related to awards granted under the Amended 2019 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the shares will be available again for grant under the Amended 2019 Plan. Any shares repurchased by DiaMedica on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by DiaMedica or a subsidiary or otherwise will not be counted against shares available for issuance pursuant to the Amended 2019 Plan. The shares available for issuance under the Amended 2019 Plan may be authorized and unissued shares or treasury shares.

Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture, or extraordinary dividend (including a spin off) or other similar change in the corporate structure or our common shares, the Board of Directors will make the appropriate adjustment or substitution in order to prevent dilution or enlargement of the rights of participants. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the Amended 2019 Plan. In order to prevent dilution or enlargement of the rights of participants, the Board of Directors may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

Eligible Participants

Awards may be granted to employees, non-employee directors and consultants of DiaMedica or any of our subsidiaries. A “consultant” for purposes of the Amended 2019 Plan is one who renders services to DiaMedica or its subsidiaries that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities. As of March 22, 2022, 15 employees, five non-employee directors and approximately four independent consultants would have been eligible to participate in the Amended 2019 Plan had it been approved by our shareholders at such time.

Types of Awards

The Amended 2019 Plan will permit us to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, RSUs, DSUs, performance awards, non-employee director awards, and other stock based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options

Stock options entitle the holder to purchase a specified number of our common shares at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Amended 2019 Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of DiaMedica or its subsidiary. Each stock option granted under the Amended 2019 Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the Amended 2019 Plan must be at least 100% of the fair market value of a share of our common shares as of the date the award is granted to a participant. Fair market value under the Amended 2019 Plan means the closing price of our common shares, as reported on the Nasdaq Stock Market, as of the end of a regular trading session on such date, or, if no shares were traded on such date, as of the next preceding date on which there was such a trade. The closing price of our common shares, as reported on the Nasdaq Stock Market, on March 22, 2022 was $2.98 per share. The Board of Directors will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

Stock Appreciation Rights

A stock appreciation right, or SAR, is a right granted to receive payment of cash, common shares, or a combination of both, equal to the difference between the fair market value of our common shares and the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the Board of Directors may determine. The grant price of a SAR must be at least 100% of the fair market value of our common shares on the date of grant. The Board of Directors will fix the term of each SAR, but SARs granted under the Amended 2019 Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units, and Deferred Stock Units

Restricted stock awards, RSUs, and/or DSUs may be granted under the Amended 2019 Plan. A restricted stock award is an award of common shares that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs or DSUs are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. DSUs permit the holder to receive shares of common shares or the equivalent value in cash or other property at a future time as determined by the Board of Directors. The Board of Directors will determine, and set forth in an award agreement, the period of restriction, the number of shares subject to a restricted stock award or the number of RSUs or DSUs granted, the time of payment for DSUs, and other such conditions or restrictions.

Performance Awards

Performance awards, in the form of cash, shares of common shares, or other awards (or in a combination thereof) may be granted under the Amended 2019 Plan in such amounts and upon such terms as the Board of Directors may determine. The Board of Directors shall determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods, and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant.

Limit on Non-Employee Director Compensation

The Amended 2019 Plan contains an upper total limit on annual non-employee director compensation equal to the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of DiaMedica may not exceed $400,000 (increased to $600,000 with respect to any non-employee director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee director’s initial service as a non-employee director). Any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement.

Other Stock-Based Awards	Consistent with the terms of the plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Board of Directors may determine.

Dividend Equivalents

With the exception of stock options, SARs, and unvested performance awards, awards under the Amended 2019 Plan may, in the discretion of the Board of Directors, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the common shares covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends may be paid on unvested awards. Such dividend equivalents will be converted to cash or additional common shares by such formula and at such time and subject to such limitations as determined by the Board of Directors.

Termination of Employment or Other Service

The Amended 2019 Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between DiaMedica and a participant. If a participant’s employment or other service with DiaMedica is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with DiaMedica is terminated by reason of death, disability, or retirement, then:

●        All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs would otherwise expire;

●        All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●        All outstanding unvested RSUs, performance awards, and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with DiaMedica or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board of Directors may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with DiaMedica is terminated by reason other than for cause, death, disability, or retirement, then:

●        All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs would otherwise expire;

●        All outstanding restricted stock will be terminated and forfeited; and

All outstanding unvested RSUs, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with DiaMedica or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board of Directors may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination

Upon a participant’s termination of employment or other service with DiaMedica or any subsidiary, the Board of Directors may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, performance awards, non-employee director awards, and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest, or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Board of Directors; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date any such action by the Board of Directors adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Board of Directors is authorized by the Amended 2019 Plan to take such action.

Forfeiture and Recoupment

If a participant is determined by the Board of Directors to have taken any action while providing services to DiaMedica or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Amended 2019 Plan, all rights of the participant under the Amended 2019 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Board of Directors has the authority to rescind the exercise, vesting, issuance, or payment in respect of any awards of the participant that were exercised, vested, issued, or paid and require the participant to pay to DiaMedica, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance, or payment. DiaMedica may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board of Directors to determine whether “cause” or “adverse action” exists. DiaMedica is entitled to withhold and deduct future wages to collect any amount due.

In addition, if DiaMedica is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse DiaMedica for the amount of any award received by such individual under the Amended 2019 Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. DiaMedica also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture, or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which our common shares is then listed or traded or any policy adopted by DiaMedica.

Effect of Change in Control

Generally, a change in control will mean:

●        The acquisition, other than from DiaMedica, by any individual, entity, or group of beneficial ownership of 50% or more of the then outstanding shares of common shares of DiaMedica;

●        The consummation of a reorganization, merger, or consolidation of DiaMedica with respect to which all or substantially all of the individuals or entities who were the beneficial owners of common shares immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of common shares of the corporation resulting from the transaction; or

●         A complete liquidation or dissolution of DiaMedica or the sale or other disposition of all or substantially all of the assets of DiaMedica.

Subject to the terms of the applicable award agreement or an individual agreement between DiaMedica and a participant, upon a change in control, the Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our shares of common shares subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.

Term, Termination and Amendment

Unless sooner terminated by the Board of Directors, the Amended 2019 Plan will terminate at midnight on May 21, 2029. No award will be granted after termination of the Amended 2019 Plan, but awards outstanding upon termination of the Amended 2019 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Amended 2019 Plan.

Subject to certain exceptions, the Board of Directors has the authority to terminate and the Board of Directors has the authority to amend the Amended 2019 Plan or any outstanding award agreement at any time and from time to time. No amendments to the Amended 2019 Plan will be effective without approval of DiaMedica’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which the common shares is then traded, applicable U.S. state and federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Amended 2019 Plan; or (b) such amendment would: (i) materially increase benefits accruing to participants; (ii) increase the aggregate number of shares of common shares issued or issuable under the Amended 2019 Plan; (iii) increase any limitation set forth in the Amended 2019 Plan on the number of shares of common shares which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; or (iv) modify the eligibility requirements for participants in the Amended 2019 Plan. No termination or amendment of the Amended 2019 Plan or an award agreement shall adversely affect in any material way any award previously granted under the Amended 2019 Plan without the written consent of the participant holding such award.

U.S. Federal Income Tax Information

The following is a general summary, as of the date of this proxy statement, of the U.S. federal income tax consequences to participants and DiaMedica of transactions under the Amended 2019 Plan. This summary is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the current or Amended 2019 Plan, as the consequences may vary with the types of grants made, the identity of the participant, and the method of payment or settlement. The summary does not address the effects of other U.S. federal taxes or taxes imposed under state, local, or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Amended 2019 Plan.

Incentive Stock Options. With respect to incentive stock options, generally, the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the common shares acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the common shares are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common shares on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder, assuming that a deduction is allowed under Section 162(m) of the Code.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common shares acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of an SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of common shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Restricted Stock, RSUs, Deferred Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, RSUs, DSUs, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction, assuming that a deduction is allowed under Section 162(m) of the Code, will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code.

Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the Amended 2019 Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on DiaMedica. The Board of Directors may permit a participant to satisfy a tax obligation by withholding shares of common shares underlying an award, tendering previously acquired shares, delivery of a broker exercise notice, or a combination of these methods.

Code Section 409A. A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m). Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” may not be deductible to the extent that it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Code Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our proxy statement for our Annual Meeting of Shareholders; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2017, as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).

Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and DiaMedica, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from DiaMedica, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the Amended 2019 Plan or would have been received by or allocated to participants for the last completed fiscal year if the Amended 2019 Plan had then been in effect because awards under the Amended 2019 Plan will be made at the discretion of the Committee. However, under the policy currently in effect, each person serving as a non-employee director will be granted as of June 1, 2022 a stock option to purchase a number of common shares equal to 0.05% of our outstanding shares, and the Chairman of the Board will be granted an additional stock option to purchase a number of common shares equal to 0.02% of our outstanding shares, in each case rounding down to the nearest whole share.

Awards Previously Granted Under 2019 Plan

As of March 22, 2022, we had granted stock options and DSUs under the 2019 Plan as follows:

Name and Position	Number of Shares Underlying Stock Options	Number of Shares Underlying DSUs
Rick Pauls, President and Chief Executive Officer	495,000	0
Scott Kellen, Chief Financial Officer	194,750	0
Harry Alcorn Jr., Pharm.D., Senior Vice President of Clinical Operations	220,000	0
Executive Group (5 persons)	909,750	0
Non-Employee Director Group	159,940	117,069
All Other Employee Group	320,145	0
Total	1,389,835	117,069

Board of Directors Recommendation

The Board of Directors unanimously recommends that our shareholders vote FOR approval of the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan.

The Board of Directors Recommends a Vote FOR Voting Proposal Three

STOCK OWNERSHIP

Security Ownership of Significant Beneficial Owners

The table below sets forth information as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our common shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Shares	Trill AB Sveavägen 17, 18th Floor SE-111 57 Stockholm, Sweden	2,551,020	(2)	9.6%
Common Shares	TomEnterprise AB c/o EQT Partners AB Box 16509 103 27 Stockholm, Sweden	2,551,020	(3)	9.6%
Common Shares	Timothy P. Lynch 919 NW Bond Street, Suite 204 Bend, OR 97703-2767	1,394,929	(4)	5.3%
Common Shares	Laurence W. Lytton 467 Central Park West New York, NY 10025	1,380,266	(5)	5.2%

(1)	Percent of class is based on 26,443,067 shares outstanding as of our record date, March 22, 2022.

(2)

Based solely on information contained in a Schedule 13G of Trill AB filed with the SEC on October 8, 2021, reflecting beneficial ownership as of September 28, 2021. Trill AB is the record owner of 2,551,020 shares. Mr. Jan Ståhlberg, as the board member of Trill AB, has the sole power to vote and dispose of the shares and is deemed to be the beneficial owner of all the shares. Trill AB and Mr. Ståhlberg filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group.

(3)

Based solely on information contained in a Schedule 13G of TomEnterprise AB filed with the SEC on October 8, 2021, reflecting beneficial ownership as of September 28, 2021. TomEnterprise AB is the record owner of 2,551,020 shares. Mr. Thomas Von Koch, as the board member of TomEnterprise AB, has the sole power to vote and dispose of the common shares and is deemed to be the beneficial owner of all the shares. TomEnterprise AB and Mr. Von Koch filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group.

(4)

Based solely on information contained in a Schedule 13G of Stonepine Capital Management, LLC filed with the SEC on February 11, 2022, reflecting beneficial ownership as of December 31, 2021. Stonepine Capital Management, LLC (GP) is the general partner and investment adviser of investment funds, including Stonepine Capital, L.P. (Partnership), which is the record holder of 1,194,670 shares. Mr. Lynch is one of two control persons of the GP and also holds an additional 200,259 shares. The GP, Partnership and two control persons of the GP, including Mr. Lynch, filed the Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group.

(5)

Based solely on information contained in a Schedule 13G/A of Mr. Lawrence W. Lytton filed with the SEC on February 15, 2022, reflecting beneficial ownership as of December 31, 2021. Mr. Lytton has the sole power to vote and dispose of the common shares and is deemed to be the beneficial owner of all the shares.

Security Ownership of Management

The table below sets forth information known to us regarding the beneficial ownership of our common shares as of March 22, 2022, by:

●	each of our current directors;

●	each of the individuals named in the Summary Compensation Table under “Executive Compensation” on page 48; and

●	all of our current directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, as determined by the rules of the SEC, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account or similar arrangement; or (iv) the automatic termination of a trust, discretionary account or similar arrangement. However, such unissued shares of common shares are not deemed to be outstanding for calculating the percentage of common shares owned by any other person.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Common Shares	Amy Burroughs	49,647		*
Common Shares	Michael Giuffre, M.D.	240,380	(3)	*
Common Shares	James Parsons	60,551		*
Common Shares	Rick Pauls	559,534		2.1%
Common Shares	Richard Pilnik	173,373		*
Common Shares	Charles Semba, M.D.	4,697		*
Common Shares	Scott Kellen	203,957		*
Common Shares	Harry Alcorn, Jr., Pharm.D.	225,648	(4)	*
Common Shares	All current directors and executive officers as a group (10 persons)	1,531,837		5.6%

*	Represents beneficial ownership of less than one percent.

(1)	Includes for the persons listed below the following shares subject to options held by such persons that are currently exercisable or become exercisable within 60 days of March 22, 2022:

Name	Shares Underlying Stock Options
Directors
Amy Burroughs	4,697
Michael Giuffre, M.D.	63,301
James Parsons	58,301
Rick Pauls	525,479
Richard Pilnik	105,283
Charles Semba, M.D.	4,697

Name	Shares Underlying Stock Options
Executive Officers
Rick Pauls	525,479
Scott Kellen	181,667
Harry Alcorn, Jr., Pharm.D.	181,667
Other Executive Officers.	11,250
All current directors and executive officers as a group (10 persons)	1,136,342

Excludes the following common shares issuable upon the settlement of deferred share unit awards, which will be settled after the holder’s employment or service relationship with DiaMedica terminates: Ms. Burroughs (11,182 shares); Dr. Giuffre (33,975 shares); Mr. Parsons (36,259 shares); Mr. Pauls (1,749 shares); and Mr. Pilnik (51,237 shares).

(2)	Percent of class is based on 26,443,067 shares outstanding as of our record date, March 22, 2022.

(3)

Includes: (i) 25,573 shares held by 424822 Alberta Ltd, over which Dr. Giuffre has sole voting and dispositive power, (ii) 14,890 shares Dr. Giuffre and his spouse hold jointly, (iii) 54,186 shares held by Dr. Giuffre’s children, (iv) 21,070 common shares held by Dr. Giuffre’s spouse and (v) 61,360 shares held directly by Dr. Giuffre.

(4)	Includes 322 shares Dr. Alcorn and his spouse held jointly and 399 shares held by Dr. Alcorn’s spouse.

CORPORATE GOVERNANCE

Management by Board of Directors

The Board of Directors is responsible for overseeing the management of DiaMedica and for the conduct of our affairs generally. Each director is elected annually by the shareholders and serves for a term that will end at the next annual general meeting of shareholders.

The Board of Directors facilitates its exercise of independent supervision over the management of DiaMedica through a combination of formal meetings of the Board of Directors and informal discussions amongst Board members. The Board of Directors is comprised of a majority of independent directors. The Board of Directors manages governance matters both directly and through its Board committees, which are described in more detail below. The Board of Directors looks to management of DiaMedica to keep it apprised of all significant developments affecting the company and its operations. All major acquisitions, dispositions, investments, contracts and other significant matters outside the ordinary course of our business are subject to approval by the Board of Directors.

Corporate Governance Guidelines

The Board of Directors has established Corporate Governance Guidelines that describe our basic approach to corporate governance. A copy of these Corporate Governance Guidelines can be found on the “Investor Relations—Governance” section of our corporate website www.diamedica.com. Among the topics addressed in our Corporate Governance Guidelines are:

● Board size and qualifications	● Conflicts of interest and director independence
● Selection of directors	● Board interaction with corporate constituencies
● Board leadership	● Change of principal occupation;
● Board committees	● Term limits
● Board and committee meetings	● Retirement and resignation policy
● Executive sessions of independent directors	● Board compensation
● Meeting attendance by directors and non-directors	● Stock ownership by directors
● Appropriate information and access	● Board compensation
● Appropriate information and access	● Stock ownership by directors
● Ability to retain advisors	● Loans to directors and executive officers
● CEO evaluation	● Board and committee evaluation
● Succession planning	● Communications with directors

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors may select from its members a Chairman of the Board. The office of Chairman of the Board and the office of President and Chief Executive Officer may be held by one person. The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best in light of current circumstances. The Board of Directors, acting as a group or through the Nominating and Corporate Governance Committee, will periodically review the leadership structure of the Board of Directors to assess whether it is appropriate given the specific characteristics and circumstances of DiaMedica. However, the Board of Directors does strongly endorse the concept of independent directors being in a position of leadership. If at any time, the Chief Executive Officer and Chairman of the Board are the same, the Board of Directors shall elect an independent director to serve as the lead director. The lead director will have the following duties and responsibilities in addition to such other duties and responsibilities as may be determined by the Board of Directors from time to time.

●	chairing the executive sessions of the independent directors and calling meetings of the independent directors;

●	determining the agenda for the executive sessions of the independent directors and participating with the Chairman of the Board in establishing the agenda for Board meetings;

●	coordinating feedback among the independent directors and the Chief Executive Officer;

●	overseeing the development of appropriate responses to communications from shareholders and other interested persons addressed to the independent directors as a group;

●	on behalf of the independent directors, retaining legal counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and

●	performing such other duties as the Board of Directors deems appropriate from time to time.

Mr. Pilnik currently serves as Chairman of the Board and Rick Pauls currently serves as President and Chief Executive Officer.

We currently believe this leadership structure is in the best interests of DiaMedica and our shareholders and strikes the appropriate balance between the President and Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our company and the Chairman of our Board’s responsibility to guide overall strategic direction of our company and provide oversight of our corporate governance and guidance to our President and Chief Executive Officer and to set the agenda for and preside over board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that our company is well-served by this leadership structure. We anticipate that the Board of Directors will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Under our Corporate Governance Guidelines, our independent directors will meet with no company management present during a portion of or after Board meetings on a regular basis but not fewer than two times per year. After each such executive session, and as otherwise necessary, our Chairman of the Board provides our Chief Executive Officer with any actionable feedback from our independent directors. The Board of Directors met six times in executive session during the fiscal year ended December 31, 2021.

Director Independence

The Board of Directors has affirmatively determined that five of DiaMedica’s current six directors are “independent directors” under the Nasdaq Listing Rules: Amy Burroughs, Michael Giuffre, M.D., James Parsons, Richard Pilnik and Charles Semba, M.D. In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by DiaMedica with regard to each director’s business and personal activities as they may relate to DiaMedica and our management.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has the composition described in the table below and the responsibilities described in the sections below. The Board of Directors has adopted a written charter for each committee of the Board of Directors which can be found on the “Investor Relations—Governance” section of our corporate website www.diamedica.com. The Board of Directors from time to time may establish other committees.

The following table summarizes the current membership of each of our three board committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Amy Burroughs	●		●
Michael Giuffre, M.D.		Chair	●
James Parsons	Chair	●
Rick Pauls
Richard Pilnik	●		Chair
Charles Semba, M.D.	●	●

Audit Committee

Responsibilities. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to our annual and quarterly financial statements filed with the SEC and any applicable securities regulatory authorities of the provinces and territories of Canada, our financial reporting process, our internal control over financial accounting and disclosure controls and procedures, the annual independent audit of our financial statements and the effectiveness of our legal compliance and ethics programs. The Audit Committee’s primary responsibilities include:

●	overseeing our financial reporting process, internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors;

●	having sole authority to appoint, oversee, evaluate, retain and terminate the engagement of our independent registered public accounting firm and establish the compensation to be paid to the firm;

●	reviewing and pre-approving all audit services and permissible non-audit services to be provided to us by our independent registered public accounting firm;

●

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

●

overseeing our systems to monitor legal and ethical compliance programs, including the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Audit Committee are Ms. Burroughs, Mr. Parsons, Mr. Pilnik, and Dr. Semba. Mr. Parsons is the Chair of the Audit Committee.

Each member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Nasdaq Listing Rules and the rules and regulations of the SEC and is “financially literate” as required by the Nasdaq Listing Rules. In addition, the Board of Directors has determined that Mr. Parsons qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Nasdaq Listing Rules as a result of his extensive financial background and various financial positions he has held throughout his career. Shareholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Audit Committee Report. This report is furnished by the Audit Committee of the Board of Directors with respect to DiaMedica’s consolidated financial statements for the year ended December 31, 2021.

One of the purposes of the Audit Committee is to oversee DiaMedica’s accounting and financial reporting processes and the audit of DiaMedica’s annual consolidated financial statements. DiaMedica’s management is responsible for the preparation and presentation of complete and accurate financial statements. DiaMedica’s independent registered public accounting firm, Baker Tilly US, LLP, is responsible for performing an independent audit of DiaMedica’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed DiaMedica’s audited consolidated financial statements for the year ended December 31, 2021 with DiaMedica’s management. Management represented to the Audit Committee that DiaMedica’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Baker Tilly US, LLP the matters required to be discussed under Public Company Accounting Oversight Board standards and Securities and Exchange Commission rules. The Audit Committee has received the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly US, LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Baker Tilly US, LLP its independence and concluded that the independent registered public accounting firm is independent from DiaMedica and DiaMedica’s management.

Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Baker Tilly US, LLP regarding DiaMedica’s audited consolidated financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that DiaMedica’s audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

This report is dated as of March 10, 2022.

Audit Committee

James Parsons, Chair

Amy Burroughs

Richard Pilnik

Charles Semba, M.D.

Other Information. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the “Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration” section of this proxy statement.

Compensation Committee

Responsibilities. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to compensation of our Chief Executive Officer and other executive officers and administers our equity compensation plans. The Compensation Committee’s primary responsibilities include:

●	determining all compensation for our Chief Executive Officer and other executive officers;

●	administering our equity-based compensation plans;

●	reviewing, assessing and approving overall strategies for attracting, developing, retaining and motivating our management and employees;

●	overseeing the development and implementation of succession plans for our Chief Executive Officer and other key executive officers and employees;

●	reviewing, assessing and approving overall compensation structure on an annual basis; and

●	recommending and leading a process for the determination of non-employee director compensation.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Composition. The current members of the Compensation Committee are Dr. Giuffre, Mr. Parsons and Dr. Semba. Dr. Giuffre is the Chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is an “independent director” under the Nasdaq Listing Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

Processes and Procedures for Consideration and Determination of Executive Compensation. As described in more detail above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to determine any and all compensation payable to our executive officers, including annual salaries, short-term incentive compensation, long-term incentive compensation, perquisites and any and all other compensation, and to administer our equity-based compensation plans. The Compensation Committee has the full power and authority of the Board of Directors to perform these duties and to fulfill these responsibilities. Under the terms of its formal written charter, the Compensation Committee has the power and authority, to the extent permitted by applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has delegated to the Chief Executive Officer and Chief Financial Officer, and each of them individually, the authority to grant stock options under the Company’s 2019 Omnibus Incentive Plan the authority to approve initial stock option grants to newly hired non-executive officer employees of the Company and subject to the Company’s Equity Grant Policy and additional conditions and limitations specified by the Compensation Committee. The Compensation Committee has not delegated any other of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

The Compensation Committee has engaged the services of Radford/Aon plc (Aon), an independent compensation consultant, to assist the Compensation Committee in developing a comprehensive compensation strategy based upon compensation levels at benchmark companies for DiaMedica. The Compensation Committee used the information in this report, recommendations from Aon and discussions with management, to establish a compensation strategy and set target compensation levels for officers and non-employee directors. The Compensation Committee retained Aon in April 2021 and shortly thereafter began to update its executive officer and non-employee director compensation analyses. Previously, until April 2021, the Compensation Committee had engaged the services of 21-Group, an independent compensation consultant, to assist the Compensation Committee. In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers several factors, including the benchmarking information gathered by its compensation consultants, the achievement by DiaMedica of pre-established performance objectives, the general performance of DiaMedica and the individual officers, the performance of DiaMedica and other factors that may be relevant.

Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of our company.

Processes and Procedures for Consideration and Determination of Director Compensation. As mentioned above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to review and make recommendations to the Board of Directors concerning compensation for non-employee members of the Board of Directors, including but not limited to retainers, meeting fees, committee chair and member retainers and equity compensation. Decisions regarding director compensation made by the Compensation Committee are not considered final and are subject to final review and approval by the entire Board of Directors. In making recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors, the Compensation Committee considers fees and other compensation paid to directors of benchmark companies as gathered by its compensation consultants, the number of Board and committee meetings that our directors are expected to attend, the duties and responsibilities of individual Board members, and other factors that may be relevant. In making final decisions regarding non-employee director compensation, the Board of Directors considers the same factors and the recommendation of the Compensation Committee.

Nominating and Corporate Governance Committee

Responsibilities. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to director nominations and corporate governance. The primary responsibilities of the Nominating and Corporate Governance Committee include:

●	identifying individuals qualified to become members of the Board of Directors, which includes reviewing and considering director nominees submitted by shareholders;

●	recommending director nominees for each annual general meeting of our shareholders and director nominees to fill any vacancies that may occur between general meetings of shareholders;

●

being aware of best practices in corporate governance matters and developing and recommending to the Board of Directors a set of corporate governance guidelines to govern the Board of Directors, its committees, DiaMedica and our employees;

●	recommending director diversity, retirement age, tenure and refreshment policies;

●	developing and overseeing an orientation process for new directors; and

●	developing and overseeing a periodic Board of Directors and Board committee evaluation process.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Orientation and Continuing Education of Directors. The Nominating and Corporate Governance Committee is responsible for developing and overseeing an orientation process for all new members of the Board of Directors. New directors are provided with access to our recent, publicly filed documents, technical reports and internal financial information and given copies of all Board of Director minutes and corporate governance materials. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation. Continuing education is an important compliance requirement to promote the competence and integrity of Board members. Our directors are encouraged to take part in relevant education programs offered by appropriate regulatory bodies.

Composition. The current members of the Nominating and Corporate Governance Committee are Ms. Burroughs, Dr. Giuffre, and Mr. Pilnik. Mr. Pilnik is the Chair of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” under the Nasdaq Listing Rules.

Director Qualifications and the Nomination Process

The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. New directors will be approved by the Board after evaluation and recommendation by the Nominating and Corporate Governance Committee. In identifying candidates for director, the Nominating and Corporate Governance Committee and the Board take into account the following:

●

the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board, or additional qualifications that may be required when selecting new Board members;

●	the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition;

●	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board; and

●	any other factors they consider appropriate.

When considering directors and nominees the Nominating and Corporate Governance Committee and the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies, personal interview and recommendations.

The Nominating and Corporate Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business and demonstrate the ability to attend and prepare for Board, committee, and shareholder meetings. Any candidate must provide a written statement, in advance, affirming his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board of Directors at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by British Columbia’s Business Corporations Act. See additional information below in “Shareholder Proposals for 2023 Annual General Meeting of Shareholders.”

Board Diversity Matrix

The recently adopted Nasdaq listing requirements require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who is female and one diverse director who is part of an underrepresented minority or LGBTQ+. However, smaller reporting companies, such as DiaMedica, may satisfy this requirement by having two female directors. Our current Board composition is in compliance with the Nasdaq diversity requirement.

The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 22, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	1	5	—
Part II: Demographic Background
African American or Black	—	—	—
Alaskan Native or Native American	—	—	—
Asian	—	1	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	1	4	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	strong finance experience;

●	relevant social policy concerns;

●	experience relevant to our industry;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of our operations;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and

●	any other relevant qualifications, attributes or skills.

The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

We believe that a board of directors made up of highly qualified individuals from diverse backgrounds promotes better corporate governance, performance and effective decision-making. The Nominating and Corporate Governance Committee makes efforts to ensure that directors and officers have a wide range of skills, experiences and backgrounds to meet our needs. To support this objective, the Nominating and Corporate Governance Committee will, when seeking candidates for Board of Directors or executive positions, among other things, (a) consider candidates who are highly qualified based on their experience, functional expertise and personal skills and qualities; and (b) consider diversity criteria including gender and geographical background of the candidate. As at the date of this proxy statement, one (17%) woman and one (17%) individual who is racially or ethnically diverse are on our Board of Directors or are executive officers of DiaMedica.

Role of Board in Risk Oversight Process

Risk is inherent with every business. We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity and tax), operational, political, strategic and reputational risks. Our management is responsible for the day-to-day management of risks faced by us, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us. Our President and Chief Executive Officer, who is also a member of the Board of Directors, regularly discusses with the Board of Directors the strategies and risks facing our company.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on our processes for the management of business and financial risk. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors, officers and employees, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder and the Nasdaq Listing Rules. We monitor employee and director compliance with our code of business conduct and ethics through employee and director reporting. Violations may be reported to supervisors, the Chief Financial Officer or, alternatively, to the Chair of the Audit Committee via e-mail. We investigate all reported violations and discipline as appropriate. In the event that any changes are made or any waivers from the provisions of the code of business conduct and ethics are made, these events would be disclosed on our website or in a Current Report on Form 8-K within four business days of such event. The code of business conduct and ethics is posted on our website at www.diamedica.com. Copies of the code of business conduct and ethics will be provided free of charge upon written request directed to Corporate Secretary, DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447.

Board and Committee Meetings

The Board of Directors met 13 times during the fiscal year ended December 31, 2021. The Audit Committee met 4 times, the Compensation Committee met 9 times, and the Nominating and Corporate Governance Committee met 7 times during the fiscal year ended December 31, 2021. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Policy Regarding Director Attendance at Annual General Meetings of Shareholders

Directors are encouraged, but not required, to attend our annual general meetings of shareholders. Dr. Giuffre and Messrs. Parsons, Pauls, and Pilnik, and Ms. Burroughs and Dr. Semba, who were director nominees at the time, attended the 2021 Annual General Meeting of Shareholders either in person, by telephone or by video conference.

Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by DiaMedica regarding accounting, internal accounting controls or auditing matters. These procedures provide for the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with our compliance officer, outside legal counsel or Audit Committee Chair.

Process Regarding Shareholder Communications with Board of Directors

Shareholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to DiaMedica’s Corporate Secretary, DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, MN 55447 with an instruction to forward the communication to the Board of Directors or one or more particular directors. DiaMedica’s Corporate Secretary will promptly forward all such shareholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

Overview. Our non-employee directors currently consist of Amy Burroughs, Michael Giuffre, M.D., James Parsons, Richard Pilnik, and Charles Semba, M.D.

We use a combination of cash and long-term equity-based incentive compensation in the form of stock option grants to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, we follow the process and procedures described under “Corporate Governance—Compensation Committee—Processes and Procedures for the Determination of Director Compensation.”

In May 2021, we reviewed our non-employee director compensation program in light of a benchmarking analysis performed by a new independent compensation consultant, Aon, and other input received from Aon. The peer group used for this benchmarking analysis is now the same peer group used for the executive compensation analysis. As a result of this review, we instituted a new director equity compensation component to the program, converted the annual stock option award to be based on a percentage of our outstanding shares as opposed to a fixed dollar amount, and increased the cash retainer for our non-executive Chairman of the Board to recognize the increased work involved in that position.

Cash Retainers. The following table sets forth the annual cash retainers paid to our non-employee directors during fiscal 2021:

Description	Fiscal 2021 Annual Cash Retainer Before July 1, 2021	Fiscal 2021 Annual Cash Retainer Effective July 1, 2021
Board Member	$40,000	$40,000
Chairman of the Board	20,000	30,000
Audit Committee Chair	15,000	15,000
Audit Committee Member	7,500	7,500
Compensation Committee Chair	10,000	10,000
Compensation Committee Member	5,000	5,000
Nominating and Corporate Governance Committee Chair	7,500	7,500
Nominating and Corporate Governance Committee Member	3,750	3,750

Stock Options. In May 2021, we amended our non-employee director compensation program to convert the annual stock option award to be based on a percentage of our outstanding shares as opposed to a fixed dollar amount and to introduce a new director equity compensation component to the program. Beginning in 2021 and each year thereafter, each non-employee director will be granted a stock option to purchase a number of common shares equal to 0.05% of our outstanding shares and the Chairman of the Board will be granted an additional stock option to purchase a number of common shares equal to 0.02% of our outstanding shares, in each case rounding down to the nearest whole share. These annual stock options will be granted effective as of the later of June 1st or the date of the Annual General Meeting of Shareholders each year. All of these stock options will have a term of 10 years, a per share exercise price equal to 100% of the fair market value of a common share on the date of grant and will vest and become exercisable in four as nearly equal as possible quarterly installments over one year, and in each case so long as the non-employee director is a director of DiaMedica as of such date.

Accordingly, on July 15, 2021, each of our non-employee directors received an option to purchase 9,393 common shares at an exercise price equal to $3.64 per share and our Chairman of the Board received an additional 3,757 common shares at an exercise price equal to $3.64 per share. These options expire on July 14, 2031 and vest in four nearly equal quarterly installments over one year, subject to continued service.

Our non-employee director compensation program additionally provides that each new non-employee director will be granted a stock option to purchase a number of common shares equal to 0.1% of our outstanding shares, rounding down to the nearest whole share, effective as of the new director’s first day as a director. This initial equity award is in lieu of an annual equity award for the first year of service. This initial stock option has a term of 10 years, a per share exercise price equal to 100% of the fair market value of a common share on the date of grant and vests and becomes exercisable in 12 as nearly equal as possible quarterly installments over three years, and in each case so long as the non-employee director is a director of DiaMedica as of such date. Accordingly, on July 15, 2021, each of our newly elected non-employee directors received an option to purchase 18,786 common shares at an exercise price equal to $3.64 per share.

Deferred Stock Units or Restricted Stock Units. We provide our non-employee directors the opportunity to elect to receive DSUs or RSUs in lieu of up to 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairman and chair or member of any board committee. Effective as of the first business day of each year, each of our non-employee directors who elected to receive DSUs or RSUs in lieu of all or a portion of such director’s annual cash retainers, will be granted DSU or RSU awards under the 2019 Plan or any other shareholder-approved plan covering that number of shares as determined based on the following formula (rounding down to the nearest whole share):

●

the aggregate dollar amount of the elected portion of the annual cash retainers that otherwise would have been payable to the non-employee director for services to be rendered as a non-employee director, Chairman of the Board and Chair or member of any Board committee during the year (or transition or other period, if applicable) based on such director’s Board committee memberships and Chair positions as of the date of grant, divided by

●

the 10-trading day average closing sale price of our common shares, as reported by the Nasdaq Capital Market, and as determined on the third (3rd) business day prior to the anticipated grant date of the award.

Such DSU and RSU awards vest in four as nearly equal as possible quarterly installments, on March 31, June 30, September 30 and December 31, in each case so long as the non-employee director is a director of DiaMedica as of such date. DSU awards are settled following a separation from service by such director and RSU awards are settled immediately upon vesting or, if earlier, the death of the director.

If a non-employee director who elected to receive an DSU or RSU award in lieu of all or a portion of such director’s annual cash retainers is no longer a director of DiaMedica before such director’s interest in all of the shares underlying the DSU or RSU award have vested, the director will forfeit his or her rights to receive all of such unvested shares on the day his or her status as a director of DiaMedica terminates. However, shares underlying the DSU or RSU award corresponding to the elected cash retainers for such quarter in which the director’s status changed will vest ratably for such quarter based on the number of days of service as a director of DiaMedica during such quarter.

If a non-employee director of DiaMedica who elected to receive an DSU or RSU award in lieu of his or her annual cash retainers becomes entitled to receive an increased or additional annual cash retainer during the year, the director will receive such increased or additional annual cash retainer in cash until the director makes his or her election for the following year. Conversely, if a non-employee director of DiaMedica who elected to receive an DSU or RSU award in lieu of such director’s annual cash retainers experiences a change in committee membership or Chair positions prior to year end, such that the aggregate amount of annual cash retainers for the year to which the director is entitled is less than the aggregate amount used to calculate the director’s most recent DSU or RSU award, the director will forfeit effective as of such change his or her rights to receive the corresponding portion of the shares underlying such DSU or RSU award; provided, however, that in the event the director elected to receive only a portion of his or her cash retainers in the form of an DSU or RSU award, the amount of cash retainers to be received will be reduced first. In addition, in the event shares underlying the DSU or RSU award are forfeited, the vesting of the DSU or RSU award will be revised accordingly as of the date of such change. As a result of certain Board committee changes during 2021, 422 of the shares underlying DSU awards held by Dr. Giuffre and 211 of the shares underlying DSU awards held by Mr. Parsons were forfeited as result of this mechanism.

Director Compensation Table

The table below provides summary information concerning the compensation of each individual who served as a director of our company during the fiscal year ended December 31, 2021, other than Rick Pauls, our President and Chief Executive Officer, who was not compensated separately for serving on the Board of Directors during fiscal 2021. His compensation during fiscal 2021 for serving as an executive officer of our company is set forth under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Stock Awards(4)	All Other Compensation	Total
Amy L. Burroughs	$23,729	$53,813	$—	$—	$77,542
Michael Giuffre, M.D.	57,777	26,906	13,395	—	98,078
James Parsons	62,014	26,906	14,381	—	103,301
Richard Pilnik	82,726	37,668	18,551	—	138,945
Charles Semba	24,308	53,813	—	—	78,121

(1)

The following directors elected to receive DSUs for part of their retainers: Giuffre ($57,777 was paid in the form of 7,019 DSUs); Parsons ($62,014 was paid in the form of 7,534 DSUs); and Pilnik ($80,000 was paid in the form of 9,719 DSUs). As described above, as a result of certain Board committee changes during 2021, 422 of the shares underlying DSU awards held by Dr. Giuffre and 211 of the shares underlying DSU awards held by Mr. Parsons were forfeited.

(2)

Amounts reflect the grant date fair value for option awards granted to each non-employee director computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

(3)

The following directors held the following option awards as of December 31, 2021: Burroughs (18,786 options), Giuffre (65,649 options); Parsons (60,649 options); Pilnik (108,570 options); and Semba (18,786 options).

(4)

Represents the difference between the grant date fair value of the DSUs received by the director, using the grant date fair value of $10.14 per share, and the dollar amount of retainers used to calculate the number of DSUs, using an average stock price of $8.23 per share.

Indemnification

Our Articles provide that subject to British Columbia’s Business Corporations Act (BCBCA), we will indemnify a director or a former director (each an “eligible party”) and his or her heirs and legal representatives, against all eligible penalties to which such person is liable. DiaMedica must pay the expenses actually and reasonably incurred by such person in respect of any eligible proceeding either as they are incurred in advance of the final disposition of the proceeding or after the final disposition of a proceeding. Our Articles define an “eligible penalty” as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. Our Articles define an “eligible proceeding” as a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of DiaMedica: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

We entered into indemnification agreements with all of our directors, which are nearly identical to the indemnification agreements with our executive officers as described under “Executive Compensation—Executive Compensation Overview—Indemnification Agreements.”

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (Securities Act) may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Executive Compensation Overview

This section addresses the compensation of our President and Chief Executive Officer and the two most highly compensated executive officers for the year ended December 31, 2021:

●	Rick Pauls, our President and Chief Executive Officer;

●	Scott Kellen, our Chief Financial Officer and Corporate Secretary; and

●	Harry Alcorn, Jr., Pharm.D., our Senior Vice President of Clinical Operations.

These executive officers are collectively referred to as the named executive officers.

When reading this Executive Compensation Overview, please note that we are an emerging growth company under the Jumpstart our Business Startups Act (JOBS Act) and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of SEC Regulation S-K. This Executive Compensation Overview is intended to supplement the SEC-required disclosure, which is included in this section, and it is not a Compensation Discussion and Analysis.

Compensation Philosophy

The Compensation Committee generally targets executive compensation at the 50th percentile of our peer group as discussed below under “—Elements of Our Executive Compensation Program.”

Use of Market Data

We strive to compensate our executive officers competitively relative to other companies that are similar to us from a market capitalization, revenue, number of employees and clinical development perspective. To ensure reasonableness and competitiveness of our executive compensation packages relative to our peer companies, the Compensation Committee evaluates our peer group with the aid of our independent compensation consultant and with input from management. The peer group used to help determine 2021 compensation was prepared by our independent compensation consultant in 2021 and consisted of the following 15 other companies in the same industry and with similar characteristics from a market capitalization, revenue, number of employees and clinical development perspective.

Abeona Therapeutics	Aclaris Therapeutics	Actinium Pharmaceuticals
AVEO Pharmaceuticals	Catalyst Biosciences	Galectin Therapeutics
GlycoMimetics	Heat Biologics	Idera Pharmaceuticals
Lipocine	OncoSec Medical	Soleno Therapeutics
TRACON Pharmaceuticals	Tyme Technologies	Zynerba Pharmaceuticals

Data from this peer group, therefore, was considered in the compensation benchmarking process as one input in helping us determine appropriate pay levels.

Use of Consultants

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management. The Compensation Committee retained Aon in April 2021 and shortly thereafter began to update its executive officer and non-employee director compensation analyses. Previously, until April 2021, the Compensation Committee had engaged the services of 21-Group, an independent compensation consultant, to assist the Compensation Committee. Neither Aon nor 21-Group provided any services to our company other than those for which it has been retained by the Compensation Committee.

Elements of Our Executive Compensation Program

During 2021, our executive compensation program consisted of several key elements, which are described in the table below along with the key characteristics of, and the purpose for, each element. The following table also describes any key 2021 changes to each of these elements.

Element	Key Characteristics	Purpose	Key 2021 Changes
Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held.

Our named executive officers received increases of either 7% or 10% over their respective 2020 base salaries in July 2021 primarily to bring them closer to our target positioning within our peer group.

Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term element of compensation that is payable in cash based on achievement of key pre-established annual corporate objectives, and for certain executives, individual goals.	Motivates and rewards our executives for achievement of annual corporate and other objectives.

We increased the target incentive percentages of our CFO and Senior Vice President of Clinical Operations by 10% and 5%, respectively, to bring them in-line with our target positioning within our peer group.

Our CEO received an STI payout of 76% of target and our two other NEOs received payouts equal to 76% and 66.5%, respectively.

Long-Term Incentives (LTI) (Variable, Equity-Based Awards)	A variable, long-term element of compensation that is provided in the form of time-vested stock option awards.

Aligns the interests of our executives with our shareholders; encourages our executives to focus on DiaMedica’s long-term performance; promotes retention of our executives; and encourages significant ownership of our common shares.

Our named executive officers received stock option awards, which vest quarterly over four years.

Later in 2021, we changed our employee option vesting to 25% on the one-year anniversary of the grant date and the remaining 75% vesting in 36 equal monthly amounts beginning one month after the one-year anniversary.

Retirement Benefits	A defined contribution retirement plan with a discretionary Company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2021. The compensation paid to our named executive officers is governed, in part, by written employment agreements with them, which are described below under “—Employment Agreements.” The named executive officers also have termination and change in control benefits as set forth in their respective employment agreements. See “—Post-Termination Severance and Change in Control Arrangements.”

Pay for Performance and Pay Mix

We seek to motivate management to achieve corporate objectives and increase shareholder value through incentive plans that reward higher performance with increased incentive payouts and hold management accountable for performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, in general, our executive compensation program emphasizes variable, at-risk, pay elements as a significant portion of each executive’s total compensation package.

The breakdown of variable, at-risk, pay (broken out between short-term incentives and long-term incentives) compared to fixed pay (i.e., base salary) reported for 2021 in the Summary Compensation Table for our President and Chief Executive Officers and other named executive officers is as follows:

Base Salary

We provide a base salary for our named executive officers, which is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year. The base salaries set for our named executive officers are intended to provide a steady income regardless of share price performance, allowing executives to focus on both near-term and long-term goals and objectives without undue reliance on short-term share price performance or market fluctuations.

We initially fix base salaries for our executives at a level that we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. The Compensation Committee reviews and approves any increases in base salaries for our named executive officers.

The base salary for each of our named executive officers for fiscal 2021 compared to fiscal 2020 is as follows:

Name	Fiscal 2021	Fiscal 2020	% Change from Fiscal 2020
Rick Pauls	$504,185	$458,350	10%
Scott Kellen	297,567	278,100	7%
Harry Alcorn, Jr., Pharm.D.	314,099	293,550	7%

In July 2021, the Compensation Committee approved base salary increases of 10% for our Chief Executive Officer and 7% for our other named executive officers. The base salary increases were intended to bring their base salaries closer to our target positioning in our peer group and provide for cost of living adjustments.

Annual Short-Term Incentive Compensation

In addition to base compensation, we provide our named executive officers the opportunity to earn short-term incentive (STI) compensation based on the achievement of certain annual corporate and individual performance goals. Our STI program directly aligns the interests of our executive officers and shareholders by providing an incentive for the achievement of key corporate and individual performance objectives that are critical to the success of our company and linking a significant portion of each executive’s annual compensation to the achievement of such objectives.

Under the 2021 STI program, each named executive officer had a target incentive percentage that was a percentage of their base salary. We increased the target incentive percentages of our CFO and Senior Vice President of Clinical Operations to bring their total cash compensation (base salary plus target STI compensation) closer to our target positioning in our peer group.

Name	Percentage of Base Salary
Rick Pauls	50%
Scott Kellen	40%
Harry Alcorn, Jr., Pharm.D.	35%

2021 STI payouts were based primarily on the achievement of three pre-established corporate performance objectives that related to clinical development milestones and either one or two individual performance objectives that related to each named executive’s corporate responsibilities. The STI payouts reflected adjustments in light of the COVID-19 pandemic and its effect on our business and management’s response to the pandemic, especially with respect to the continuation of our clinical trials, resulting in a 76% of target payout for each of our CEO and CFO and a 66.5% of target payout for our Senior Vice President of Clinical Operations:

Officer Name and Position	2021 Base Salary	Target Incentive Percentage of Base Salary	Target Bonus Opportunity	2021 Actual Payout
Rick Pauls	$504,185	50%	$252,093	$191,590
Scott Kellen	297,567	40%	119,027	90,460
Harry Alcorn, Jr., Pharm.D.	314,099	35%	109,935	73,107

Long-Term Equity-Based Incentive Compensation

The long-term equity-based incentive compensation component consists of stock options granted under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan. Long-term equity-based incentives are intended to comprise a significant portion of each executive’s compensation package, consistent with our executive compensation objective to align the interests of our executives with the interests of our shareholders.

The Compensation Committee believes that options effectively incentivize executives to maximize company performance over the long-term, as the value of awards is directly tied to an appreciation in the value of our common shares. Stock options also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term equity-based incentive program is to strengthen the relationship between the long-term value of our common shares and the potential financial gain for our executives. Stock options provide recipients with the opportunity to purchase our common shares at a price fixed on the grant date regardless of future market price. Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed. In addition, stock options link a portion of an executive’s compensation to the interests of our shareholders by providing an incentive to achieve corporate goals and increase the market price of our common shares over time.

The table below sets forth the stock options that we granted to our named executive officers in 2021, which options vest quarterly over four years:

Name	Grant Date	Grant Date Fair Value	Number of Shares Underlying Options	Exercise Price
Rick Pauls	07/28/21	$452,081	175,000	$5.00
Scott Kellen	07/28/21	154,999	60,000	5.00
Harry Alcorn, Jr., Pharm.D.	07/28/21	154,999	60,000	5.00

The number of stock options granted to our executives was determined based on a percent of company analysis as opposed to a value analysis and was intended to be an above-market grant so as to partially offset the fact that their total target cash compensation was substantially below our target market positioning and all of their unvested equity awards had limited value. The $5.00 per share exercise price of the stock options granted to our executive was recommended by management and represented a 44% increase over the $3.47 per share closing price of our common stock on the grant date.

In 2021, the Compensation Committee reviewed vesting schedules for employee stock options in light of prevailing industry practices and determined that, going forward, 25% of the options would vest on the one-year anniversary of the grant date and the remaining 75% would vest in 36 equal monthly amounts beginning one month after the one-year anniversary.

All Other Compensation

It is generally our policy not to extend perquisites to our executives that are not available to our employees generally. Our executives receive benefits that are also received by our other employees, including participation in the DiaMedica USA, Inc. 401(k) Plan and health, dental, disability and life insurance benefits.

Employment Agreements

In September 2018, we entered into an employment agreement with each of our executive officers, which provides for an annual base salary, subject to periodic reviews, incentive based compensation, equity-based compensation and benefits, in each case as determined by the Board of Directors (or a committee thereof) from time to time. The agreements contain standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions. The agreements also contain standard severance and change in control provisions which are described under “—Post-Termination Severance and Change in Control Arrangements.”

Post Termination Severance and Change in Control Arrangements

Severance Arrangements. Under the terms of the employment agreements with our executive officers, if we terminate the executive’s employment without “cause”, the executive will be entitled to: (i) salary continuation payments for 12 months in the case of Mr. Pauls and nine months in the case of each of the other executives, (ii) Consolidated Omnibus Budget Reconciliation Act (COBRA) premium reimbursement during the salary continuation period, (iii) a pro rata portion of their target annual bonus for the year of termination, and (iv) immediate acceleration of their equity awards. These severance benefits are subject to the executive executing a separation agreement and release of claims. “Cause” is defined in the employment agreements as: (i) gross negligence or willful failure to perform the executive’s duties and responsibilities to DiaMedica; (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to DiaMedica; (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude; (iv) material breach by the executive of any of their obligations under the agreement or any written agreement or covenant with DiaMedica, including the policies adopted from time to time by DiaMedica applicable to all executives, that has not been cured within 30 days of notice of such breach; or (v) we terminate the employment of the executive in connection with a liquidation, dissolution or winding down of DiaMedica. We believe that the form and amount of these severance benefits are fair and reasonable to both DiaMedica and our executives. The Compensation Committee reviews our severance arrangements periodically to ensure that they remain necessary and appropriate.

Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in the 2019 Plan and executive employment agreements. These arrangements are designed to incentivize our executives to remain with our company in the event of a change in control or potential change in control.

Under the terms of the 2019 Plan, subject to the terms of the applicable award agreement or an individual agreement between DiaMedica and a participant, upon a change in control, the Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and restricted stock unit awards shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our common shares subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.

Under the terms of the employment agreements that we entered into with our executives in September 2018, if we terminate the executive’s employment without “cause” or the executive terminates their employment with “good reason” in connection with or within 12 months after a “change in control,” the executive will be entitled to: (i) salary continuation payments for 18 months in the case of Mr. Pauls and 12 months in the case of each of the other executives, (ii) COBRA premium reimbursement during the salary continuation period, (iii) a pro rata portion of their target annual bonus for the year of termination, and (iv) immediate acceleration of their equity awards. These severance benefits are subject to the executive executing a separation agreement and release of claims.

“Good reason” is defined in the employment agreements as the executive’s resignation within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without the executive’s express written consent: (i) a material reduction of the executive’s duties, authority, reporting level, or responsibilities, relative to their duties, authority, reporting level, or responsibilities in effect immediately prior to such change in control; (ii) a material reduction in the executive’s base compensation; or (iii) DiaMedica’s requiring of the executive to change the principal location at which the executive is to perform services by more than 50 miles.

“Change in control” is defined in the employment agreements as the occurrence of any of the following: (i) the acquisition, other than from us, by any individual, entity or group of beneficial ownership of 50% or more of either our then outstanding common shares or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) the consummation of a reorganization, merger or consolidation of DiaMedica, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of our common shares and voting securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, of then outstanding common shares and the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or (iii) the sale or other disposition of all or substantially all of our assets.

We believe these change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful risk that DiaMedica may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our company, might consider seeking employment alternatives to be less risky than remaining with our company through the transaction. We believe that the form and amount of these change in control benefits are fair and reasonable to both our company and our executives. The Compensation Committee periodically reviews our change in control arrangements to ensure that they remain necessary and appropriate.

Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers. The indemnification agreements are governed exclusively by and construed according to the substantive laws of the BCBCA, without regard to conflicts-of-laws principles that would require the application of any other law, and provide, among other things, for indemnification, to the fullest extent permitted by law and our Articles, against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. We will be obligated to pay these amounts only if the executive acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The indemnification agreements provide that the executive will not be indemnified and expenses advanced with respect to an action, suit or proceeding initiated by the executive unless (i) so authorized or consented to by the Board of Directors or DiaMedica has joined in such action, suit or proceeding or (ii) the action, suit or proceeding is one to enforce the executive’s rights under the indemnification agreement. Our indemnification and expense advance obligations are subject to the condition that an appropriate person or body not party to the particular action, suit or proceeding shall not have determined that the executive is not permitted to be indemnified under applicable law. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.

Summary Compensation Table

The table below provides summary information concerning all compensation awarded to, earned by or paid to our named executive officers during our 2021 and 2020 fiscal years.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non- Equity Incentive Plan Compen- sation(3)	All Other Compen- sation(4)	Total
Rick Pauls(5)	2021	$477,448	$—	$452,081	$191,590	$15,050	$1,136,169
President and Chief Executive Officer	2020	455,013	—	190,624	217,716	14,850	878,203

Scott Kellen	2021	286,211	—	154,999	90,460	15,050	546,720
Chief Financial Officer and Secretary	2020	276,075	—	119,140	79,238	14,850	489,303

Harry Alcorn, Jr., Pharm.D.	2021	302,112	—	154,999	73,107	15,050	545,268
Senior Vice President of Clinical Operations	2020	291,413	—	119,140	83,662	14,850	509,065

(1)	We generally do not pay discretionary bonuses.

(2)

Amounts reflect the full grant-date fair value of stock options granted during the applicable year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value is determined based on our Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant Date	Grant Date Fair Value Per Share	Risk Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
07/28/2021	$5.00	0.78%	5.4 years	105.81%	—
06/01/2020	$3.40	0.32%	5.1 years	97.99%	—

There can be no assurance that unvested awards will vest (and, absent vesting and exercise, no value will be realized by the executive for the award).

(3)

Amounts reported represent awards earned for that year under our annual short-term incentive plan but paid during the following year. See “—Executive Compensation Overview—Annual Short-Term Incentive Compensation.”

(4)	The amounts shown in the “All Other Compensation” column for fiscal 2021 include the following with respect to each named executive officer:

Name	401(k) Match	Health Savings Account Contribution	Total
Rick Pauls	$11,600	$3,450	$15,050
Scott Kellen	11,600	3,450	15,050
Harry Alcorn, Jr., Pharm.D.	11,600	3,450	15,050

(5)	Mr. Pauls is also a director of DiaMedica and did not receive any compensation related to his role as a director.

Outstanding Equity Awards at Fiscal Year-End

The following table presents for each named executive officer information regarding outstanding equity awards held as of December 31, 2021. All of our named executive officers held stock options as of December 31, 2021 and one of our named executive officers held deferred share units.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Rick Pauls
Stock Options	10,000	—	(CAD$) 34.00	02/15/2022
	10,000	—	(CAD$) 21.40	06/25/2023
	67,500	—	(CAD$) 3.00	12/01/2025
	42,500	—	(CAD$) 5.20	11/28/2026
	42,500	—	(CAD$) 6.40	06/19/2027
	33,500	—	(CAD$) 11.20	04/17/2028
	264,000	—	(US$) 4.60	06/23/2029
	28,000	32,667	(US$) 4.64	05/31/2030
	10,938	164,063	(US$) 5.00	07/27/2031
DSUs					1,749	(US$) 6,524

Scott Kellen
Stock Options	50,250	—	(CAD$) 11.20	04/17/2028
	99,750	—	(US$) 4.60	06/23/2029
	17,500	17,500	(US$) 4.64	05/31/2030
	3,750	56,250	(US$) 5.00	07/27/2031

Harry Alcorn, Pharm.D.
Stock Options	25,000	—	(CAD$) 10.40	08/15/2028
	125,000	—	(US$) 4.60	06/23/2029
	17,500	17,500	(US$) 4.64	05/31/2030
	3,750	56,250	(US$) 5.00	07/27/2031

(1)

All stock options vest in 12 nearly equal quarterly installments over three years, except the stock options granted on June 24, 2019 which vest in eight equal quarterly installments over two years and stock options granted July 28, 2021 which vest in sixteen nearly equal quarterly installments over four years. The vesting of the stock options may be accelerated under certain circumstances, including if the recipient’s employment or service relationship with our company is involuntarily terminated.

(2)	All stock options have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with our company terminates.

(3)	All DSU awards are settled after the holder’s employment or service relationship with our company terminates.

(4)

The market value of DSU awards that have not been settled as of December 31, 2021 is based on the closing sale price of our common shares as reported by The Nasdaq Capital Market on December 31, 2021 ($3.73).

Employee Benefit and Stock Plans

2019 Omnibus Incentive Plan

The DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan was adopted by the Board of Directors on March 14, 2019 and approved by our shareholders on May 22, 2019. For more information on the 2019 Plan, see Voting Proposal Three—Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan, beginning on page 17.

Prior Stock Option Plan

The DiaMedica Therapeutics Inc. Amended and Restated Stock Option Plan (Option Plan) was adopted by the Board of Directors on September 30, 2018 and by our shareholders on November 6, 2018. The Option Plan was terminated with respect to future grants upon the approval by the shareholders of the 2019 Plan. Options outstanding under the Option Plan remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Option Plan.

Subject to the discretion of the Board of Directors, where a person ceases to be an eligible participant under the Option Plan, other than by reason of death or in the event of termination for cause, options granted to participants will cease to be exercisable on the earlier of the expiry date and 90 days after the date of termination. Subject to the discretion of the Board of Directors, if a participant is terminated for cause, all options received will terminate and cease to be exercisable upon such termination.

In the event of any change in our outstanding common shares by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of shares or distribution of rights to holders of shares or any other form of corporate reorganization whatsoever, an equitable adjustment will be made to the share limits in the Option Plan and any options then outstanding and the exercise price in respect of such options.

Prior Deferred Share Unit Plan

The DiaMedica Therapeutics Inc. Deferred Share Unit Plan (DSU Plan) was adopted by the Board of Directors on August 25, 2011 and by our shareholders on September 22, 2011. The DSU Plan was terminated with respect to future grants upon the approval by the shareholders of the 2019 Plan. DSU awards outstanding under the DSU Plan remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the DSU Plan. All DSU awards held by a recipient settle and the shares underlying such awards become issuable only after the termination of the recipient’s employment or other service with DiaMedica.

Anti-Hedging and Pledging Policy

DiaMedica has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if officers, directors and employees engage in certain types of transactions in DiaMedica’s securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of DiaMedica’s equity securities. Therefore, DiaMedica’s Insider Trading Policy provides that officers, directors and employees must comply with the following policies with respect to certain transactions in DiaMedica’s securities:

●

Short Sales. Short sales of DiaMedica’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in DiaMedica or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve DiaMedica’s performance. For these reasons, short sales of DiaMedica’s securities are prohibited.

●

Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of DiaMedica’s common shares and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options also may focus an officer’s, director’s or employee’s attention on short-term performance at the expense of DiaMedica’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving DiaMedica’s equity securities, on an exchange or in any other organized market, are prohibited.

●

Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as DiaMedica’s other shareholders. Therefore, such transactions involving DiaMedica’s equity securities are prohibited.

●

Purchases of DiaMedica’s Securities on Margin; Pledging DiaMedica’s Securities to Secure Margin or Other Loans. Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase DiaMedica’s securities (other than in connection with a cashless exercise of stock options through a broker under DiaMedica’s equity plans). Margin purchases of DiaMedica’s securities are prohibited. Pledging DiaMedica’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that directors, officers and employees cannot hold DiaMedica’s securities in a “margin account.”

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Introduction

Below under “—Description of Related Party Transactions” is a description of transactions that have occurred during the past two fiscal years, or any currently proposed transactions, to which we were or are a participant and in which:

●	the amounts involved exceeded or will exceed the lesser of: $120,000 or one percent (1%) of the average of our total assets at year end for the last two completed fiscal years; and

●

a related person (including any director, director nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family) had or will have a direct or indirect material interest.

Description of Related Party Transactions

Agreement with Trident Rx Consulting Services LLC

We previously engaged the services of Trident Rx Consulting Services LLC, a company owned by Dr. Sydney Gilman, our former Vice President of Regulatory Affairs, to perform regulatory consulting services for us. The fees we paid were based solely on the hourly fees of the consultants performing services for us. There was no markup received by Dr. Gilman. During 2020, we paid $235,143 and during 2021, we paid $149,000 to Trident Rx Consulting Services LLC under this arrangement prior to its termination effective June 16, 2021. The Audit Committee reviewed the purpose of the transaction, the benefits of the transaction, the availability of other sources for comparable services, the terms of the transaction, and the terms available to unrelated third parties or employees generally and determined in good faith that the transaction is in, and not inconsistent with, the best interests of DiaMedica.

Relationship with Hermeda Industrial Co., Limited

We and Hermeda Industrial Co., Limited (Hermeda) were parties to an investment agreement, which included terms relating to the composition of the Board of Directors. Under director nomination provisions of this agreement, Hermeda had the right to designate a representative to be nominated to the Board of Directors for so long as Hermeda beneficially owned at least 10% of our outstanding common shares on a non-diluted basis, and we agreed to use our reasonable best efforts to cause the Hermeda designee to be elected. Zhenyu Xiao, Ph.D., a former director who did not stand for re-election at our 2020 Annual General Meeting, was the designee of Hermeda under the investment agreement. Currently Hermeda beneficially owns less than five percent of our outstanding common shares.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide, among other things, for indemnification, to the fullest extent permitted by law and our Articles, against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.

DiaMedica has not identified any arrangements or agreements relating to compensation provided by a third party to DiaMedica's directors or director nominees in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

Policies and Procedures for Related Party Transactions

The Board of Directors has delegated to the Audit Committee, pursuant to the terms of a written policy and the formal written charter of the Audit Committee, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit Committee to take an action with respect to a proposed related party transaction, the Board of Directors or another committee, may approve or ratify it. No member of the Board of Directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

Our policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries and affiliates) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10 percent beneficial owner of another entity).

Prior to entering into or amending any related party transaction, the party involved must provide notice to our Chief Financial Officer of the facts and circumstances of the proposed transaction, including:

●	the related party’s relationship to us and his or her interest in the transaction;

●

the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

●	the purpose and benefits of the proposed related party transaction with respect to us;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Chief Financial Officer determines the proposed transaction is a related party transaction in which the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction will be submitted to the Audit Committee for consideration. In determining whether to approve a proposed related party transaction, the Audit Committee, or where submitted to the Chair of the Audit Committee, the Chair of the Audit Committee, will consider, among other things, the following:

●	the purpose of the transaction;

●	the benefits of the transaction to us;

●

the impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

●	the availability of other sources for comparable products or services;

●	the terms of the transaction; and

●	the terms available to unrelated third parties or to employees generally.

Under our policy, certain related party transactions as defined under our policy will be deemed to be pre-approved by the Audit Committee and will not be subject to these procedures.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Shareholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials relating to the 2023 Annual General Meeting of Shareholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on December 6, 2022, unless the date of the 2023 Annual General Meeting of Shareholders is delayed by more than 30 calendar days. The proposals must satisfy the requirements of the proxy rules promulgated by the SEC and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any other shareholder proposals, including director nominations, to be presented at the 2023 Annual General Meeting of Shareholders (other than a matter brought pursuant to SEC Rule 14a-8) must be given in writing to our Corporate Secretary and must be delivered to or mailed and received at our registered office no later than the close of business on the date that is three months before the anniversary of the previous year’s annual reference date, such date being February 18, 2023. The proposals must satisfy the requirements of the BCBCA. Subject to the BCBCA, a registered owner or beneficial owner of one or more shares that carry the right to vote at general meetings and who has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least two years may submit to us a notice of any matter that the person wishes to have considered at our next annual general meeting. In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than DiaMedica’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2023.

COPIES OF FISCAL 2021 ANNUAL REPORT AND ADDITIONAL INFORMATION

We have sent or made electronically available to each of our shareholders a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2021. Our 2021 Annual Report includes our financial information included in our consolidated annual financial statements and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2021. Our 2021 Annual Report is electronically available on our website at www.diamedica.com, by accessing the SEC’s EDGAR filing database at www.sec.gov or on SEDAR at www.sedar.com. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, Attention: Shareholder Information.

Your vote is important. Whether or not you plan to attend the meeting in person, vote your shares of DiaMedica common shares by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.

By Order of the Board of Directors

Richard Pilnik
Chairman of the Board
April 5, 2022
Minneapolis, Minnesota

DIAMEDICA THERAPEUTICS INC.

AMENDED AND RESTATED

2019 OMNIBUS INCENTIVE PLAN

(As proposed to be amended on May 18, 2022)

Table of Contents

1. Purpose of Plan.	1
2. Definitions.	1
3. Plan Administration.	6
4. Shares Available for Issuance.	8
5. Participation.	9
6. Options.	9
7. Stock Appreciation Rights.	11
8. Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.	12
9. Performance Awards.	13
10. Non-Employee Director Awards.	15
11. Other Stock-Based Awards.	15
12. Dividend Equivalents.	16
13. Effect of Termination of Employment or Other Service.	16
14. Payment of Withholding Taxes.	19
15. Change in Control.	19
16. Rights of Eligible Recipients and Participants; Transferability.	21
17. Securities Law and Other Restrictions.	23
18. Deferred Compensation; Compliance with Section 409A.	23
19. Amendment, Modification and Termination.	23
20. Substituted Awards.	24
21. Duration of this Plan.	24
22. Miscellaneous.	24

DIAMEDICA THERAPEUTICS INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN

1.	Purpose of Plan.

The purpose of the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (this “Plan”) is to advance the interests of DiaMedica Therapeutics Inc. a corporation governed under the laws of British Columbia (the “Company”), and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in shareholder value and aligning the interests of such individuals with the interests of its shareholders through opportunities for equity participation in the Company. The original version of this Plan initially became effective upon its approval by the Company’s shareholders on May 22, 2019. This Plan has been approved by the Board and shall become effective upon approval by the shareholders of the Company on May 18, 2022.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1    “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” will have the meaning given such term under Rule 405 of the Securities Act.

2.3    “Applicable Law” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, provincial, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.4    “Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Non-Employee Director Award, or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.5    “Award Agreement” means either: (a) a written or electronic (as provided in Section 22.7) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 22.7) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.

2.6    “Board” means the Board of Directors of the Company.

2.7    “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of Shares to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver Shares to be issued upon such exercise directly to such broker or dealer or its nominee.

2.8    “Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries or Affiliates (an “Individual Agreement”), or (b) if there is no such Individual Agreement or if it does not define Cause: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary; (ii) any unlawful or criminal activity of a serious nature; (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties; (iv) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary; or (v) before a Change in Control, such other events as will be determined by the Committee. Before a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to subclauses (i), (ii), (iii), (iv) or (v) above, and its determination will be final.

2.9“    “Change in Control” means, unless otherwise provided in an Award Agreement or any Individual Agreement, and except as provided in Section 18, an event described in Section 15.1 of this Plan.

2.10    “Code” means the United States Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.11    “Committee” means the Board or, if the Board so delegates, the Compensation Committee of the Board or a subcommittee thereof, or any other committee delegated authority by the Board to administer this Plan. If the Board determines appropriate, such committee may be comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” within the meaning of the rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Shares may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein.

2.12    “Common Shares” or “Shares” means the voting common shares, no par value, of the Company, or the number and kind of shares of stock or other securities into which such Common Shares may be changed in accordance with Section 4.5 of this Plan.

2.13    “Company” means DiaMedica Therapeutics Inc., a corporation organized under the laws of British Columbia, and any successor thereto as provided in Section 22.5 of this Plan.

2.14    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.15    “Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

2

2.16    “Director” means a member of the Board.

2.17    “Disability” means, unless otherwise provided in an Award Agreement, with respect to a Participant who is a party to an Individual Agreement, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or in all other cases, means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.18    “Dividend Equivalents” has the meaning set forth in Section 3.2(l) of this Plan.

2.19    “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.20    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then ninety (90) days following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.21    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.22    “Fair Market Value” means, with respect to the Common Shares, as of any date a price that is equal to the closing sale price of a Common Share as of the end of the regular trading session on such date, as reported by the Nasdaq Stock Market or any national securities exchange on which the Common Shares are then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade) or if the Common Shares are not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of the immediately preceding trading date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). In the event the Common Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Shares that is made in good faith.

3

2.23     “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.24    “Incentive Stock Option” means a right to purchase Common Shares granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.25    “Individual Agreement” has the meaning set forth in Section 2.8 of this Plan.

2.26    “Non-Employee Director” means a Director who is not an Employee.

2.27    “Non-Employee Director Award” means any Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.28    “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 10 of this Plan.

2.29    “Non-Statutory Stock Option” means a right to purchase Common Shares granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.30    “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.31    “Other Stock-Based Award” means an Award, denominated in Shares, not otherwise described by the terms of this Plan, granted pursuant to Section 11 of this Plan.

2.32    “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.

2.33    “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of Shares, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.34    “Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved during the specified Performance Period, as set forth in the related Award Agreement.

2.35    “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.36    “Period of Restriction” means the period when a Restricted Stock Award or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 of this Plan.

4

2.37    “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

2.38    “Plan” means this DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan, as may be amended from time to time.

2.39    “Plan Year” means the Company’s fiscal year.

2.40    “Previously Acquired Shares” means Shares that are already owned by the Participant or, with respect to any Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Award.

2.41    “Restricted Stock Award” means an award of Common Shares granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.42    “Restricted Stock Unit” means an award denominated in Shares granted to an Eligible Recipient pursuant to Section 8 of this Plan.

2.43    “Retirement,” means, unless otherwise defined in the Award Agreement or in an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce.

2.44    “Securities Act” means the United States Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.45    “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company upon exercise, in the form of Shares, cash or a combination of both, equal to the difference between the Fair Market Value of one or more Shares and the grant price of such shares under the terms of such Stock Appreciation Right.

2.46    “Stock-Based Award” means any Award, denominated in Shares, made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Other Stock-Based Awards.

2.47    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.48    “Tax Date” means the date any withholding or employment related tax obligation arises under the Code or any Applicable Law for a Participant with respect to an Award.

2.49    “Tax Laws” has the meaning set forth in Section 22.8 of this Plan.

5

3.	Plan Administration.

3.1    The Committee. This Plan will be administered by the Committee. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.

3.2    Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

(a)    To designate the Eligible Recipients to be selected as Participants;

(b)    To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of Shares to be subject to each Award, any exercise price or grant price, the manner in which Awards will vest, become exercisable, settled or paid out and whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;

(c)    To determine the time or times when Awards will be granted;

(d)    To determine the duration of each Award;

(e)    To determine the terms, restrictions and other conditions to which the grant of an Award or the payment or vesting of Awards may be subject;

(f)    To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective;

(g)    To determine Fair Market Value in accordance with Section 2.22 of this Plan;

(h)    To amend this Plan or any Award Agreement, as provided in this Plan;

(i)    To adopt subplans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which except as otherwise provided in this Plan, such subplans or special provisions may take precedence over other provisions of this Plan;

(j)    To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;

(k)    To determine whether Awards will be settled in Shares, cash or in any combination thereof;

6

(l)    To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Common Share for each Common Share represented by an Award held by such Participant, subject to Section 12 of this Plan and any other provision of this Plan, and which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, Shares, or in any combination of both; and

(m)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including restrictions under an insider trading policy, stock ownership guidelines, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s shareholders.

3.3    Delegation. To the extent permitted by Applicable Law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Awards granted to an Eligible Recipient: (i) who is a Non-Employee Director or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act, or (ii) to whom authority to grant or amend Awards has been delegated hereunder; provided, further; that any delegation of administrative authority will only be permitted to the extent it is permissible under Applicable Law; (y) the resolution providing such authorization will set forth the type of Awards and total number of each type of Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. At all times, the delagatee appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.

3.4    No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.5 of this Plan, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price or grant price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price or grant price; or (iii) other Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Shares is less than the exercise price of the Option or grant price of the Stock Appreciation Right.

3.5    Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (a) to reserve Shares or grant Awards in excess of the limitations provided in Section 4.1 of this Plan; (b) to effect any re-pricing in violation of Section 3.4 of this Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price or grant price less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date in violation of Section 6.3 or Section 7.3 of this Plan; or (d) for which shareholder approval would then be required pursuant to Section 19.2 of this Plan.

7

4.	Shares Available for Issuance.

4.1    Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of Shares that will be available for issuance under this Plan shall not exceed 4,000,000.

4.2    Limits on Incentive Stock Options and Non-Employee Director Compensation. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan,

(a)    the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan may not exceed 2,000,000 shares; and

(b)    the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $400,000 (increased to $600,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee Director’s initial service as a Non-Employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).

4.3    Accounting for Awards. Shares that are issued under this Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of Shares remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of Shares subject to a stock-settled Stock Appreciation Right or other Stock-Based Award will be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Right or other Stock-Based Award. Furthermore, any Shares withheld to satisfy tax withholding obligations on Awards issued under this Plan, any Shares withheld to pay the exercise price or grant price of Awards under this Plan and any Shares not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in Shares pursuant to Section 7.7 will be counted against the Shares authorized for issuance under this Plan and will not be available again for grant under this Plan. Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of Shares available for future grant of Awards. Any shares of Common Stock related to Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, will be available again for grant under this Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a Subsidiary pursuant to Section 20 of this Plan or otherwise will not be counted against Shares available for issuance pursuant to this Plan. The Shares available for issuance under this Plan may be authorized and unissued shares or treasury shares.

8

4.4    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares, treasury Common Shares or Common Shares purchased on the open market.

4.5    Adjustments to Shares and Awards.

(a)    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or Shares the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment or substitutions (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2 of this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards; provided, however, that this Section 4.5 will not limit the authority of the Committee to take action pursuant to Section 15 of this Plan in the event of a Change in Control. The determination of the Committee as to the foregoing adjustments and/or substitutions, if any, will be final, conclusive and binding on Participants under this Plan.

(b)    Notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the limits in Section 4.1 or 4.2 of this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, or any successor regulations, as and where applicable.

5.	Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

6.	Options.

6.1    Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion; provided, however, that any Option granted under this Plan shall comply with Applicable Law and applicable stock exchange rules. Incentive Stock Options may be granted solely to eligible Employees of the Company or a Subsidiary. The Committee shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying Shares constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.

9

6.2    Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan or applicable stock exchange rules. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3    Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4    Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 17 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.5    Payment of Exercise Price.

(a)    The total purchase price of the Shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion and permitted under applicable law. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(b)    In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of Shares issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 14 of this Plan.

10

(c)    For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6    Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the Shares to be purchased in accordance with Section 6.5 of this Plan.

7.	Stock Appreciation Rights.

7.1    Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying Shares constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.

7.2    Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

7.3    Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date.

7.4    Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 17 of this Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.

7.5    Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of this Plan, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.6    Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The excess of the Fair Market Value of a Share on the date of exercise over the per share grant price; by

(b)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

11

7.7    Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of this Plan will be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination thereof, as the Committee determines.

8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.

8.1    Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no Shares are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in Shares but paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, will determine, and as provided in the Award Agreement.

8.2    Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of Shares subject to a Restricted Stock Award, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.

8.3    Conditions and Restrictions. Subject to the terms and conditions of this Plan, the Committee will impose such conditions or restrictions on a Restricted Stock Award, Restricted Stock Units or Deferred Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share underlying a Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under Applicable Laws or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock Award, Restricted Stock Units or Deferred Stock Units.

8.4    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will be granted the right to exercise full voting rights with respect to the Shares underlying such Restricted Stock Award during the Period of Restriction. A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units granted hereunder.

8.5    Dividend Rights.

(a)    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other shareholders. Notwithstanding the foregoing any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional Shares subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.

12

(b)    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Unit awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit or Deferred Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units be entitled to receive the payment of any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.

8.6    Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7    Lapse of Restrictions; Settlement. Except as otherwise provided in this Plan, including without limitation this Section 8 and 16.4 of this Plan, Shares underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying Shares, (b) in Shares or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8    Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9.	Performance Awards.

9.1    Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

13

9.2    Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the amount of cash, Shares, other Awards, or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

9.3    Vesting. Subject to the terms of this Plan, the Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.

9.4    Earning of Performance Award Payment. Subject to the terms of this Plan and the Award Agreement, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved and such other restrictions or conditions imposed on the vesting and payout of the Performance Awards has been satisfied.

9.5    Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, in Shares or other Awards (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends and any additional vesting restrictions are satisfied or the end of the calendar year in which the Performance Period ends and any additional vesting restrictions are satisfied, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form and time of payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the Performance Award. Any Shares or other Awards issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

9.6    Evaluation of Performance. The Committee may provide in any such Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

14

9.7    Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. The Committee may amend or modify the vesting criteria (including any Performance Goals or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 9.6 or 4.5(a) of this Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

9.8    Dividend Rights. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on Shares that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.

10.	Non-Employee Director Awards.

10.1    Automatic and Non-Discretionary Awards to Non-Employee Directors. Subject to such terms and conditions, consistent with the other provisions of this Plan, the Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

10.2    Deferral of Award Payment; Election to Receive Award in Lieu of Retainers. The Committee may permit Non-Employee Directors the opportunity to defer the payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time. In addition, the Committee may permit Non-Employee Directors to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainers, meeting fees, or other fees in Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Stock-Based Awards as contemplated by this Plan in lieu of cash.

11.	Other Stock-Based Awards.

11.1    Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual Shares to Participants as a bonus or in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, or payment in cash or otherwise of amounts based on the value of Shares, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2    Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

15

11.3    Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash or Shares for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock-Based Award under a Company deferred compensation plan or arrangement.

12.	Dividend Equivalents.

Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Award (including any Award that has been deferred), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on Shares that are subject to an Option or Stock Appreciation Right or unvested Performance Awards; and further, no dividend or Dividend Equivalents will be paid out with respect to any unvested Awards.

13.	Effect of Termination of Employment or Other Service.

13.1    Termination Due to Cause. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4 and 13.5 of this Plan, in the event a Participant’s employment or other service with the Company or any Subsidiary is terminated for Cause:

(a)    All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will be immediately terminated and forfeited;

(b)    All outstanding but unvested Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and

(c)    All other outstanding Awards to the extent not vested will be immediately terminated and forfeited.

13.2    Termination Due to Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or the terms of an Individual Agreement or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4, 13.5 and 15 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:

(a)    All outstanding Options (excluding Non-Employee Director Options in the case of Retirement) and Stock Appreciation Rights held by the Participant as of the effective date of such termination or Retirement will, to the extent exercisable as of the date of such termination or Retirement, remain exercisable for a period of one (1) year after the date of such termination or Retirement (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of the date of such termination or Retirement will be terminated and forfeited;

16

(b)    All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; and

(c)    All outstanding unvested Restricted Stock Units, Performance Awards, and Other Stock-Based Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period. The Committee will consider the provisions of Section 13.5 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such Shares or other payment, including whether the Participant again becomes employed.

13.3    Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4, 13.5 and 15 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than for Cause or death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:

(a)    All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited. If the Participant dies within the three (3) month period referred to in the preceding sentence, the Option or Stock Appreciation Right may be exercised by those entitled to do so under the Participant’s will or by the laws of descent and distribution within a period of one (1) year following the Participant’s death (but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b)    All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;

17

(c)    All outstanding unvested Restricted Stock Units, Performance Awards, and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by the Company without Cause prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.

13.4    Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 13, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Non-Employee Director Awards, and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; and (b) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.5, 13.5, 15 or 19 of this Plan).

13.5    Additional Forfeiture Events.

(a)    Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 13.5, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any Shares subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 13.5(a) will not apply to any Participant following a Change in Control.

18

(b)    Forfeiture or Clawback of Awards Under Applicable Law and Company Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any Award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by Applicable Law or under the requirements of any stock exchange or market upon which the Shares are then listed or traded. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

14.	Payment of Withholding Taxes.

14.1    General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state, provincial and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any Shares, with respect to an Award. When withholding Shares for taxes is effected under this Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

14.2    Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 14.1 of this Plan by withholding Shares underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Shares withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

15.	Change in Control.

15.1    Definition of Change in Control. Unless otherwise provided in an Award Agreement or Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, a “Change in Control” will mean the occurrence of any of the following:

(a)    The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

19

(b)    The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(c)    a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

15.2    Effect of Change in Control. Subject to the terms of the applicable Award Agreement or an Individual Agreement, in the event of a Change in Control, the Committee (as constituted prior to such Change in Control) may, in its discretion:

(a)         require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Board in accordance with Section 4.5;

(b)         provide that (i) some or all outstanding Options shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restrictions or vesting applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and/or (iv) the Performance Goals applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level; and/or

(c)         require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount determined pursuant to Section 15.3 below; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

15.3    Alternative Treatment of Incentive Awards. In connection with a Change in Control and subject to Section 18, the Committee, in its sole discretion, either in an Award Agreement at the time of grant of an Award or at any time after the grant of such an Award, in lieu of providing a substitute award to a Participant pursuant to Section 15.2(a), may determine that any or all outstanding Awards granted under this Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award will receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of Shares subject to such Award (or in which such Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of Shares on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any Shares issued pursuant to an Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to this Plan or an Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding Shares and receive the same consideration as other outstanding Shares in connection with the Change in Control.

20

15.4    Limitation on Change in Control Payments. Notwithstanding anything in this Section 15 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of a Stock-Based Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 15.2 or Section 15.3 of this Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further that such payments will be reduced (or acceleration of vesting eliminated) by first eliminating vesting of Options with an exercise price above the then Fair Market Value of a Share that have a positive value for purposes of Section 280G of the Code, followed by reducing or eliminating payments or benefits pro rata among Awards that are deferred compensation subject to Section 409A of the Code, and, if a further reduction is necessary, by reducing or eliminating payments or benefits pro rata among Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 15.4 will not apply and any “payments” to a Participant pursuant to Section 15 of this Plan will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

15.5    Exceptions. Notwithstanding anything in this Section 15 to the contrary, individual Award Agreements or Individual Agreements between a Participant and the Company or one of its Subsidiaries or Affiliates may contain provisions with respect to vesting, payment or treatment of Awards upon the occurrence of a Change in Control, and the terms of any such Award Agreement or Individual Agreement will govern to the extent of any inconsistency with the terms of this Section 15. The Committee will not be obligated to treat all Awards subject to this Section 15 in the same manner. The timing of any payment under this Section 15 may be governed by any election to defer receipt of a payment made under a Company deferred compensation plan or arrangement.

16.	Rights of Eligible Recipients and Participants; Transferability.

16.1    Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

16.2    No Rights to Awards. No Participant or Eligible Recipient will have any claim to be granted any Award under this Plan.

16.3    Rights as a Shareholder. Except as otherwise provided in the Award Agreement, a Participant will have no rights as a shareholder with respect to Shares covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such Shares and then subject to any restrictions or limitations as provided herein or in the Award Agreement.

21

16.4    Restrictions on Transfer.

(a)    Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)    A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)    Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

(d)    The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares or the Company’s insider trading policy.

16.5    Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

22

17.	Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any Shares under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of Shares issued pursuant to Awards granted under this Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

18.	Deferred Compensation; Compliance with Section 409A.

It is intended that all Awards issued under this Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a Separation from Service; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A; (d) if any amount becomes payable under such Award on account of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s Separation from Service or (ii) the Participant’s death; and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A.

19.	Amendment, Modification and Termination.

19.1    Generally. Subject to other subsections of this Section 19 and Sections 3.4 and 19.3 of this Plan, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of Shares or other terms and conditions of an Award, extend the term of an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

23

19.2    Shareholder Approval. No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Shares are then traded, applicable corporate laws or regulations, or other Applicable Law, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4 of this Plan; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of Shares issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of Shares which may be issued or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price or grant price as set forth in Sections 6.3 and 7.3 of this Plan.

19.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.5, 9.7, 13, 15, 18 or 19.4 of this Plan.

19.4    Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under this Plan without further consideration or action.

20.	Substituted Awards.

The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

21.	Duration of this Plan.

This Plan will terminate at midnight on May 21, 2029, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

22.	Miscellaneous.

22.1    Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

22.2    Relationship to Other Benefits. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards under this Plan will be included as “compensation” for purposes of computing the benefits payable to any Participant under any pension, retirement (qualified or non-qualified), savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

24

22.3    Fractional Shares. No fractional Shares will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

22.4    Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

22.5    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

22.6    Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the Applicable Law. If any provision of this Plan or any Award Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.

22.7    Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

22.8    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.

22.9    Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

25

22.10    Indemnification. Subject to any limitations and requirements of British Columbia’s Business Corporations Act or other Applicable Law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

26

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Savings Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Savings Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70717-P67259 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DIAMEDICA THERAPEUTICS INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING:

Nominees:	For	Withhold
1a. Amy Burroughs	☐	☐
1b. Michael Giuffre, M.D.	☐	☐
1c. James Parsons	☐	☐
1d. Rick Pauls	☐	☐
1e. Richard Pilnik	☐	☐
1f. Charles Semba, M.D.	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2 AND 3.

If you wish to appoint someone other than Rick Pauls, President, Chief Executive Officer and Director of DiaMedica, or Scott Kellen, Chief Financial Officer and Secretary of DiaMedica, as your proxy, please check box here. Please do not check box unless you want to exercise this option. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DiaMedica THERAPEUTICS

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

D70718-P67259

DIAMEDICA THERAPEUTICS INC.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 18, 2022 1:00 PM, CDT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Appointment of Proxyholder:

I/We being holder(s) of DiaMedica Therapeutics Inc. hereby appoint:
Rick Pauls and Scott Kellen, or either of them,

OR

Print the name of the person you are appointing if this person is someone other than the appointed proxyholders.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc. to be held at our corporate offices* located at Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, USA, on Wednesday, May 18, 2022, at 1:00 PM (CDT) and at any adjournment or postponement thereof. **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAMEDICA.**

Notes to proxy as

1. **Every holder has the right to appoint another person or entity of their choice, who need not be a shareholder, to attend and act on the holder's behalf at the Annual General Meeting or any adjournment or postponement thereof. If you wish to appoint a person or entity other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all registered owners must sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by DiaMedica to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favor or withheld from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of the Annual General Meeting or other matters that may properly come before the Annual General Meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying 2021 Annual Report and proxy statement provided by DiaMedica.